EXECUTION VERSION

CREDIT AGREEMENT

Dated as of March 21, 2016

among

INTERSECTIONS INC.,
as a Borrower and as Borrower Representative,

The Other Credit Parties Party Hereto,

CRYSTAL FINANCIAL SPV LLC and the other Term Lenders Party Hereto,

and

CRYSTAL FINANCIAL LLC,
as Administrative Agent

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Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	27
1.03	Accounting Terms	27
1.04	Rounding	28
1.05	Times of Day	28

ARTICLE II TERM LOAN		28

2.01	Term Loan	28
2.02	Prepayments; Repayments	29
2.03	Repayment of Term Loans	31
2.04	Interest	32
2.05	Fees	32
2.06	Computation of Interest and Fees	33
2.07	Evidence of Debt	33
2.08	Payments Generally; Administrative Agent’s Clawback	33
2.09	Sharing of Payments by Term Lenders	34
2.10	Collateral and Guaranties	35
2.11	Loan Account	35
2.12	Borrower Representative	36

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		37

3.01	Taxes	37
3.02	Illegality	42
3.03	Inability to Determine Rates	42
3.04	Increased Costs	43
3.05	Survival	44
3.06	Mitigation Obligations; Replacement of Term Lenders	44

ARTICLE IV CONDITIONS PRECEDENT TO TERM LOAN		45

4.01	Conditions to the Closing Date	45

ARTICLE V REPRESENTATIONS AND WARRANTIES		49

5.01	Corporate Authority, Etc	49
5.02	Financial Statements; Projections	50
5.03	Solvency	51

i

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5.04	No Material Adverse Change	51
5.05	Ownership of Property; Liens	51
5.06	Franchises, Patents, Copyrights, etc	51
5.07	Litigation	51
5.08	No Default	52
5.09	Compliance with Laws	52
5.10	Tax Status	52
5.11	Insurance	52
5.12	Investment Company Acts	53
5.13	ERISA Compliance	53
5.14	Regulations U and X	54
5.15	True Copies of Governing Documents	54
5.16	Fiscal Year	54
5.17	Subsidiaries, etc	54
5.18	Environmental Compliance	54
5.19	Deposit Accounts	54
5.20	Labor Contracts	54
5.21	Disclosure	55
5.22	OFAC	55
5.23	[Reserved]	55
5.24	Bank of America Agreements	55
5.25	CFPB Consent Order	55

ARTICLE VI AFFIRMATIVE COVENANTS		56

6.01	Punctual Payment	56
6.02	Maintenance of Office; Certain Changes	56
6.03	Records and Accounts	56
6.04	Financial Statements, Certificates and Information	57
6.05	Notices	60
6.06	Legal Existence; Maintenance of Properties	61
6.07	Insurance	62
6.08	Taxes	62
6.09	Compliance with Laws, Contracts, Licenses, Permits; Leaseholds and Payment of Obligations Generally	63

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6.10	Use of Proceeds	64
6.11	Covenant to Guarantee Obligations and Give Security	64
6.12	Conduct of Business	67
6.13	Further Assurances	67
6.14	Inspections	67
6.15	Backup Records	68
6.16	Deposit Accounts	68
6.17	Overhead Allocation Methodology	68
6.18	Post-Closing Obligations	69

ARTICLE VII NEGATIVE COVENANTS		69

7.01	Investments	69
7.02	Restrictions on Indebtedness	71
7.03	Restrictions on Liens	72
7.04	Restricted Payments; Prepayments	74
7.05	Merger, Consolidation and Disposition of Assets	75
7.06	Sale and Leaseback	77
7.07	Accounting Changes; Change of Fiscal Year	77
7.08	Transactions with Affiliates	77
7.09	Change in Terms of Governing Documents; Material Agreements	77
7.10	Change in Nature of Business	77
7.11	Margin Regulations	77
7.12	Financial Covenants	78
7.13	Termination of Personal Information Services under Bank of America Agreements	79
7.14	Sanctions	79

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		79

8.01	Events of Default	79
8.02	Remedies Upon Event of Default	82
8.03	Application of Funds	83
8.04	Appointment and Authority	84
8.05	Rights as a Term Lender	84
8.06	Exculpatory Provisions	84
8.07	Reliance by Administrative Agent	85

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8.08	Delegation of Duties	86
8.09	Resignation of Administrative Agent	86
8.10	Non-Reliance	87
8.11	Administrative Agent May File Proofs of Claim	87
8.12	Collateral and Guarantee Matters	88

ARTICLE IX MISCELLANEOUS		89

9.01	Amendments, Etc	89
9.02	Notices; Effectiveness; Electronic Communication	90
9.03	No Waiver; Cumulative Remedies	91
9.04	Expenses; Indemnity; Damage Waiver	92
9.05	Payments Set Aside	93
9.06	Successors and Assigns	94
9.07	Treatment of Certain Information; Confidentiality	98
9.08	Right of Setoff	99
9.09	Interest Rate Limitation	99
9.10	Counterparts; Integration; Effectiveness	100
9.11	Survival of Representations and Warranties	100
9.12	Severability	100
9.13	Replacement of Term Lenders	100
9.14	Governing Law; Jurisdiction; Etc	101
9.15	USA PATRIOT Act Notice	102
9.16	ENTIRE AGREEMENT	103
9.17	No Advisory or Fiduciary Responsibility	103
9.18	Joint and Several Liability of the Borrowers	103

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SCHEDULES

Schedule 2.01	Applicable Percentages
Schedule 5.07	Litigation
Schedule 5.08	No Default
Schedule 5.17	Subsidiaries
Schedule 5.18	Environmental Compliance
Schedule 5.20	Labor Contracts
Schedule 5.24	Bank of America Agreements
Schedule 6.18	Post Closing Obligations
Schedule 7.01	Existing Investments
Schedule 7.02	Existing Indebtedness
Schedule 7.03	Existing Liens
Schedule 9.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Exhibit A	Form of Borrowing Request Notice
Exhibit B	Form of Term Loan Note
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Prepayment Notice
Exhibit F	Form of U.S. Tax Compliance Certificates

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CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of March 21, 2016, among:

(a)	INTERSECTIONS INC., a Delaware corporation (“Intersections”) as a Borrower (as defined below) and as the Borrower Representative (as defined in Section 2.12) for the other Borrowers party hereto;
(b)

CAPTIRA ANALYTICAL, LLC a Delaware limited liability company (“Captira”); INTERSECTIONS INSURANCE SERVICES INC., an Illinois corporation (“Insurance”); INTERSECTIONS ENTERPRISES INC., a Delaware corporation (“Enterprises”); INTERSECTIONS HOLDINGS INC., a Delaware corporation (“Holdings”); I4C INNOVATIONS INC., a Delaware corporation (“i4c” and together with Intersections, Captira, Insurance, Enterprises and Holdings, each individually, a “Borrower” and collectively, the “Borrowers”);

(c)	CRYSTAL FINANCIAL SPV LLC and each other Term Lender from time to time party hereto; and
(d)	CRYSTAL FINANCIAL LLC, as Administrative Agent.

The Borrowers have requested that the Term Lenders provide certain extensions of credit, and the Term Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Accepted Allocation Methodology” has the meaning specified in Section 6.17.

“Act” has the meaning specified in Section 9.15.

“Administrative Agent” means Crystal Financial LLC, acting as administrative agent for the Secured Parties, or any successor administrative agent appointed in accordance with this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Term Lenders.

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“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Account Agreement” means any account control agreement, lockbox control agreement, blocked account agreement or other similar agreement entered into by a Credit Party, the Administrative Agent and the applicable financial institution, in form and substance reasonably satisfactory to the Administrative Agent.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Percentage” means with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Facility represented by such Term Lender’s Term Loans at such time.  The initial Applicable Percentage of each Term Lender is set forth opposite the name of such Term Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable.

“Applicable Rate” means 10.00% per annum.

“Approved Fund” means any Fund that is administered or managed by (a) a Term Lender, (b) an Affiliate of a Term Lender or (c) an entity or an Affiliate of an entity that administers or manages a Term Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Term Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (subject to Section 1.03(b)), and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (subject to Section 1.03(b)) if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of Intersections and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity, and cash flows for such fiscal year of the Credit Parties, including the notes thereto.

“Bank of America Agreements” means those documents listed on Schedule 5.24.

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“Bankruptcy Code” means Title 11 of the United States Code as now and hereinafter in effect and any successors to such statutes.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).  Any change in the Base Rate due to a change in any of the foregoing shall take effect at the opening of business on the day specified in the public announcement of such change.

“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.

“Borrower Representative” means Intersections in its capacity as borrower agent pursuant to Section 2.12.

“Borrowing Request Notice” means a notice of substantially in the form of Exhibit A.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to the calculation of the Eurodollar Rate, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, with respect to the Credit Parties and their Subsidiaries or the Core Business, as may be applicable, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by the relevant entities during any Reference Period for any fixed or capital assets or improvements or for replacements, substitutions or additions thereto that are required to be capitalized and shown on the consolidated and consolidating balance sheet of the Credit Parties and their Subsidiaries in accordance with GAAP and consistent with methodologies and assumptions used in projections identified in Section 5.02(c).

“Capital Stock” means any and all shares, limited liability company interests, partnership interests, other interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Leases” means leases under which any Credit Party is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP (subject to Section 1.03(b)) and the amount of Indebtedness represented by such obligations shall be the Attributable Indebtedness in respect thereof.

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“Cash Equivalents” means any of the following types of Investments, to the extent owned by a Credit Party or a Subsidiary thereof:

(a)marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof;

(b)commercial paper maturing no more than 270 days from the date of creation thereof and having the highest or next highest rating obtainable from either Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc., or Fitch Ratings, Inc. determined at the time of investment;

(c)certificates of deposit, banker’s acceptances and time deposits maturing no more than 180 days from the date of creation thereof issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, (i) any Term Lender or (ii) any commercial bank, that at the time of investment, (x) has combined capital, surplus and undivided profits of not less than $500,000,000, (y) a senior unsecured rating of “A” or better by a nationally recognized rating agency and (z) is organized under the laws of the United States of America, any state thereof or is the principal banking subsidiary of a bank holding company organized under the laws of the United States or any state thereof; and

(d)Investments, classified in accordance with GAAP as current assets of the Credit Parties that are readily marketable shares of money market funds registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest or next highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition..

“Cash on Hand” means the amount of cash and Cash Equivalents of Intersections and its Subsidiaries as of the relevant date of determination to the extent unrestricted and not subject to any Liens other than the Administrative Agent’s duly perfected first priority security interest and which shall be held in deposit or securities accounts in the name of Intersections or one or more of its Subsidiaries subject to an Agency Account Agreement.

“Casualty Event” means, with respect to any property (including any interest in property) of any Credit Party, any loss of, damage to, or condemnation or other taking of, such property for which any Credit Party receives insurance proceeds, proceeds of a condemnation award or other compensation.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“CFC Holding Company” shall mean a Domestic Subsidiary substantially all of the assets of which consist of the equity or intercompany debt of one or more direct or indirect non-U.S. Subsidiaries that are CFCs.

“CFPB” means the United States Bureau of Consumer Financial Protection.

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“CFPB Compliance Plan” means the Compliance Plan referenced in the CFPB Consent Order.

“CFPB Consent Order”  means that certain Stipulated Final Judgment and Order dated July 1, 2015, signed by United States District Judge Liam O’Grady in the United States District Court for the Eastern District of Virginia and consented to by (x) the United States Attorney on behalf of the CFPB and (y) Intersections, Inc.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Term Lender, if later, the date on which such Term Lender becomes a Term Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which, directly or indirectly:

(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), other than the Loeb Group, Osmium or Stanfield, directly or indirectly, of 30% or more of the equity securities of Intersections entitled to vote for members of the board of directors or equivalent governing body of Intersections on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)during any consecutive twelve-month period, a majority of the members of the board of directors or other equivalent governing body of Intersections cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body then still in office or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body then still in office; or

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(c)any Person or two or more Persons acting in concert, other than the Loeb Group, Osmium or Stanfield, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, or control over the equity securities of Intersections entitled to vote for members of the board of directors or equivalent governing body of Intersections on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities; or

(d)If the Loeb Group shall cease to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of at least 30% of the total voting power of the equity securities of Intersections entitled to vote for the members of the board of directors or equivalent governing body of Intersections;

(e)except to the extent permitted by Section 7.05, any Borrower or any Subsidiary of any Borrower shall cease to directly own and control legally and beneficially 100% of the Capital Stock of each of its Subsidiaries in existence on the date hereof or acquired or formed after the date hereof to the extent directly held by such Borrower or such Subsidiary, free and clear of all Liens other than Liens in favor of the Administrative Agent granted under the Security Documents.

“Churn” means the result, expressed as a percentage of (i) the sum of subscribers who have discontinued the provision of services for Personal Information Services provided under the Bank of America Agreements (“BofA Segment”) as at the end of any Fiscal Month divided by (ii) the aggregate total number of all active subscribers for the BofA Segment as of the first day of such Fiscal Month.

“Closing Date” means March 21, 2016.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the property, rights and interests of the Credit Parties that are or are intended to be subject to the Liens created by the Security Documents.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated or consolidated” means, with reference to any term defined herein, shall mean that term as applied to the accounts of the Credit Parties, consolidated in accordance with GAAP.

“Consolidated EBITDA” means, with respect to Intersections and its Subsidiaries, on a consolidated basis, for any period, without duplication, an amount equal to:

(a)        Consolidated Net Income for such period; plus

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(b)        the sum of, without duplication, (i) any provision for taxes based on income, (ii) Consolidated Interest Expense, (iii) the amount of non-cash charges (including depreciation and amortization) and non-cash losses, in each case, which do not represent a cash item in such period or any future period and to the extent included in the calculation of Consolidated Net Income of the Credit Parties for such period in accordance with GAAP (including without limitation non-cash compensation expense and charges incurred in connection with management or employee stock ownership or option plans, in each case approved by the board of directors or equivalent governing body of Intersections and its Subsidiaries), and (iv) non-recurring charges for such period in an amount not to exceed $200,000 as approved in writing by the Administrative Agent; minus

(c)        the sum of, without duplication, (i) income tax credits, (ii) interest income, and (iii) any non-cash gains that have been added in determining Consolidated Net Income, in each case to the extent included in the calculation of Consolidated Net Income for such period in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, for Intersections and its Subsidiaries on a consolidated basis or the Core Business on a consolidated basis, as applicable, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of Intersections and its Subsidiaries or the Core Business, as applicable, in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Intersections and its Subsidiaries or the Core Business with respect to such period under capital leases that is treated as interest in accordance with GAAP (subject to Section 1.03(b)).

“Consolidated Net Income” means, at any date of determination for any period of determination, the net income (or loss) of Intersections and its Subsidiaries or the Core Business, as applicable, on a consolidated basis for such period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Governing Documents or any agreement, instrument or Law applicable to such Subsidiary during such period and is not actually distributed during such period to Intersections, except that Intersections’ equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except Intersections’ equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Intersections or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Intersections as described in clause (b) of this proviso).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Core Business” means (a) the segments of the business of Intersections and its Subsidiaries comprised of (i) personal information services, including identity theft, identity guard, privacy protection, and credit monitoring for subscribers in the U.S. and Canada, and billing of services to such subscribers (“Personal Information Services”), (ii) health and wellness services for consumers, employers and insurance providers through behavior linked products and services, including services provided through Intersections Insurance Services, Inc., and (iii) services provided to the bail bonds industry and surety industries, including through Captira Analytical, to facilitate the management and sharing of data and the underwriting of bail bonds, sureties and related products and (b) related general and administrative support functions and corporate overhead for the business segments identified in clauses (i) through (iii) above in accordance with the Accepted Allocation Methodology.  Core Business expressly excludes the business of Intersections and its Subsidiaries related to veterinary health and wellness products and services or the VOYCE trademark or any other intellectual property of i4c, including the business conducted through i4c.

“Core Business Consolidated EBITDA” means, with respect to the Core Business, on a consolidated basis, for any period, without duplication, an amount equal to:

(a)        Consolidated Net Income as it relates to the Core Business for such period; plus

(b)        the sum of, without duplication, (i) any provision for taxes based on income, (ii) Consolidated Interest Expense, (iii) the amount of non-cash charges (including depreciation and amortization) and non-cash losses of the Core Business, in each case, which do not represent a cash item in such period or any future period and to the extent included in the calculation of Consolidated Net Income of the Core Business for such period in accordance with GAAP (including without limitation non-cash compensation expense and charges incurred in connection with management or employee stock ownership or option plans, in each case approved by the board of directors or equivalent governing body of Intersections and its Subsidiaries relating to the Core Business), and (iv) non-recurring charges for such period in an amount not to exceed $200,000 as approved in writing by the Administrative Agent; minus

(c)        the sum of, without duplication, (i) income tax credits, (ii) interest income, and (iii) any non-cash gains that have been added in determining Consolidated Net Income for the Core Business, in each case to the extent included in the calculation of Consolidated Net Income for the Core Business for such period in accordance with GAAP.

“Credit Parties” means the Borrowers and the Guarantors.

“Crystal” means Crystal Financial LLC and its successors and permitted assigns.

“Crystal Entity” shall mean Crystal or any of its Affiliates.

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“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means when used with respect to Obligations, an interest rate or rate equal to the interest rate or rate otherwise applicable thereto plus 2.00% per annum.

“Deposit Account” means any deposit account (as that term is defined in the Uniform Commercial Code).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Early Termination Fee” means an early termination fee that the Borrowers shall pay to the Term Lenders, as applicable, concurrently with the payment of Term Loans, as applicable, whether as a result of acceleration, whether voluntary or mandatory or otherwise, in an amount equal to (a) 5.00% of the principal amount of the Term Loans paid to the extent such payment or reduction occurs on or before the one-year anniversary of the Closing Date, (b) 3.00% of the principal amount of the Term Loans paid to the extent such payment or reduction occurs after the one-year anniversary of the Closing Date but on or before the two-year anniversary of the Closing Date and (c) 0.00% of the principal amount of the Term Loans paid or reduced to the extent such payment or reduction occurs after the two-year anniversary of the Closing Date; provided that for the avoidance of doubt, the Early Termination Fee shall not apply to regularly scheduled amortization payments, payments from the Specified Tax Refunds or from the portion of Excess Cash Flow required to be applied to the Obligations pursuant to Section 2.02(b)(v) (it being agreed that any Excess Cash Flow used to repay the Obligations as a voluntary prepayment shall be subject to the payment of the Early Termination Fee)

“Electronic Medium” means the electronic medium through which notices and other communications are sent (including e-mail) pursuant to procedures approved by the Administrative Agent and otherwise in accordance with Section 9.02(b).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 9.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants,

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franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems and including without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended and the Superfund Amendments and Reauthorization Act of 1986.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means any, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Eurodollar Rate” means, for any Interest Period with respect to a Term Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) (or any recognized successor rate) interest settlement rates for deposits in Dollars for a three (3) month period quoted by The Wall Street Journal two (2) Business Days prior to the first day of the applicable Interest Period

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(but if no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Administrative Agent at which deposits of Dollars in immediately available funds are offered at 11:00 a.m. (London, England time) two (2) Business Days prior to the first day in the applicable Interest Period by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any Excess Cash Flow Period, the sum, without duplication, of:

(a)Core Business Consolidated EBITDA for such Excess Cash Flow Period, plus, if positive, any Consolidated EBITDA not included in the calculation of the Core Business Consolidated EBITDA;

minus

(b)the sum, without duplication of:

(i)(a) the amount of Consolidated Interest Expense for Intersections and its Subsidiaries on a consolidated basis actually paid in cash for such period plus (b) scheduled principal amortization and other mandatory repayments of Indebtedness of the Core Business actually made for such Excess Cash Flow Period; plus

(ii)the amount of any cash income tax expense actually paid in cash by the Core Business to the extent added back to Consolidated EBITDA with respect to such Excess Cash Flow Period; plus

(iii)the sum of Capital Expenditures for the Core Business made in cash during such Excess Cash Flow Period; plus

(iv) with respect to the calculation of Excess Cash Flow for the Fiscal Year ending December 31, 2016, U.S. state sales tax and Canadian sales tax actually paid in cash for years prior to 2016 in an aggregate amount not to exceed $3,400,000 at any time, plus

(v) with respect to the calculation of Excess Cash Flow for the Fiscal Year ending December 31, 2016, severance expenses actually paid in cash for such Fiscal Year in an aggregate amount not to exceed $2,700,000 at any time.

“Excess Cash Flow Period” means the Fiscal Year of Intersections ending December 31, 2016 and each Fiscal Year of Intersections thereafter.

“Excluded Accounts” means any (a) deposit account or securities account specially and exclusively used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s salaried employees, which accounts are funded only in the ordinary course of business and not in excess of any amounts necessary to fulfill payroll obligations that are then currently owing, (b) pension fund accounts,

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401(k) accounts and trust accounts, (c) zero balance disbursement accounts, so long as in compliance with Section 6.16, (d) any account not otherwise described in clauses (a) – (c) with respect to which deposits are not in excess of One Hundred Thousand Dollars ($100,000); in the aggregate for all such accounts described in this clause (d) and (e) deposit accounts specifically and exclusively used to hold cash collateral of the type described in Section 7.03(ix), including, without limitation, deposit accounts with Silicon Valley Bank with account numbers XXXXXXXX, XXXXXXX, XXXXXXX, XXXXXXXX, XXXXXXXX and XXXXXXXX.

“Excluded Subsidiary” means any Subsidiary (a) that is a CFC, (b) the Capital Stock of which is directly or indirectly owned by any CFC, or (c) that is a Foreign Subsidiary (including disregarded entities) that owns directly or indirectly the Capital Stock of any CFC.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, excise Taxes or similar Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Term Lender, its Lending Office located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Term Lender or any other Recipient of a payment hereunder, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient on the date such Recipient becomes a party to this Agreement or of such Term Lender with respect to an applicable interest in a Term Loan pursuant to a law in effect on the date on which (i) such Term Lender acquires such interest in the Term Loan or (ii) such Term Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Term Lender’s assignor immediately before such Term Lender became a party hereto or to such Term Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Credit Party not in the ordinary course of business, including, tax refunds, pension plan reversions, proceeds of insurance, condemnation awards (and payments in lieu thereof), indemnity payments (including, without limitation, in connection with any acquisition) and any purchase price adjustments (including, without limitation, in connection with any acquisition); provided, however, that an Extraordinary Receipt shall not include cash receipts from (x) proceeds of insurance, or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards or payments arose as a result of a Casualty Event and are applied to prepay the Obligations in accordance with of Section 2.02, (y) proceeds of any asset disposition of Collateral (including an i4c Sale Event) to the extent that such proceeds or payments arose as a result of an asset disposition and are applied in accordance with of Section 2.02(b)(i), or (z) proceeds of Indebtedness of the type described in Sections 7.02.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official

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interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to major financial institutions reasonably acceptable to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Financial Officer” means, with respect to any Person, its chief financial officer, treasurer, controller or assistant controller or other officer reasonably acceptable to the Administrative Agent.

“Fiscal Month” means a calendar month.

“Fiscal Quarter” means each period of three calendar months ending on March 31, June 30, September 30 and December 31.

“Fiscal Year” means the twelve month period ending on December 31st of each calendar year.

“Foreign Lender” means any Term Lender that is organized under the Laws of a jurisdiction other than that in which any Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

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“Governing Documents” means, with respect to any Person, its certificate or articles of incorporation, certificate of change of name (if any), certificate of formation, or, as the case may be, certificate of limited partnership, its by-laws, memorandum and articles of association, operating agreement or, as the case may be, partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 9.06(g).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means any guaranty in form and substance reasonably satisfactory to the Administrative Agent and executed by any Guarantor pursuant to Section 6.11(a)(ii) in favor of the Administrative Agent and the other Secured Parties in respect of the Obligations.

“Guarantors” means each Person party to any of the Guaranties as a guarantor thereunder and each other Person, if any, that executes a guaranty or other similar agreement in favor of the Administrative Agent in connection with the transactions contemplated by this Agreement and the other Loan Documents; provided that no Excluded Subsidiary shall be required to be a Guarantor if a material adverse tax consequence would result therefrom.

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“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“i4c” has the meaning specified in the introductory paragraph hereto.

“i4c Sale Event” means, the sale of Capital Stock of i4c or the issuance of Capital Stock of i4c in one or a series of related transactions so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect to such sale or issuance (x) Intersections shall directly or indirectly own no less than 80% of the remaining shares of i4c and (y) the Administrative Agent shall maintain at all times a duly perfected, first priority security interest in all remaining Capital Stock of i4c owned by any Credit Party (which in any event shall reflect a security interest in no less than 80% of the Capital Stock of i4c); provided that any Net Cash Proceeds received as a result of an i4c Sale Event shall be reinvested in operating assets of or other assets used or useful in the business of i4c and other general i4c corporate purposes.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)net obligations of such Person under any Swap Contract;

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business consistently with past practices);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)Capitalized Leases and Synthetic Lease Obligations;

(g)all obligations of such Person prior to the date that is 180 days after the Maturity Date to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, other than as permitted under Sections 7.01 or 7.04; and

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(h)all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or unless such Person expressly does not have liability for such obligations of a joint venture.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payments hereunder or any other Loan Documents and (b) to the extent not otherwise described in clause (a) herein, Other Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.07.

“Initial Accepted Allocation Methodology” has the meaning specified in Section 6.17.

“Intercompany Note” means a promissory note in form and substance satisfactory to the Administrative Agent evidencing intercompany Indebtedness between and among the Credit Parties, subject to the terms of a Subordination Agreement.

“Interest Payment Date” means, as to any Term Loan, the first Business Day of each Interest Period and the Maturity Date.

“Interest Period” means, as to each Term Loan, the period commencing on the first day of each calendar month and ending on the last day of such calendar month.

“Investment” means, all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of Capital Stock, Capital Expenditures, assets that constitute a business unit or Indebtedness of, or for loans, advances or capital contributions to, or in respect of any Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person.  In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating, dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value, write-downs or write-offs with respect thereof.

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“IP Security Agreement” means collectively, (i) the Intellectual Property Security Agreement dated as of the Closing Date, made by each Credit Party that is a party thereto in favor of the Administrative Agent, on behalf of itself and the other Secured Parties and (ii) each other intellectual property security agreement, patent security agreement, trademark security agreement and copyright security agreement required to be delivered pursuant to Section 6.11 in form and substance reasonably satisfactory to the Administrative Agent.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, writs, injunctions, decrees, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lending Office” means, as to any Term Lender, the office or offices of such Term Lender described as such in such Term Lender’s Administrative Questionnaire, or such other office or offices as a Term Lender may from time to time notify the Borrowers and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and the filing of, or agreement to authorize, any financing statement under the UCC or comparable law of any jurisdiction.

“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent by which (a) for any Collateral located on an owned premises subject to a mortgage or deed of trust in favor of a Person other than the Administrative Agent, the mortgagee or beneficiary, as applicable, waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral as permitted hereunder or to use the premises to store or dispose of the Collateral, (b) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral as permitted hereunder or to use the premises to store or dispose of the Collateral (c) for any Collateral held by a warehouseman, processor, shipper or similar Person, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any documents in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to Administrative Agent upon request; (d) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Administrative Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Administrative Agent upon request; and (e) for any Collateral subject to a licensor’s intellectual property rights, the licensor grants to the

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Administrative Agent the right, vis-à-vis such licensor, to enforce the Administrative Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the intellectual property, whether or not a default exists under any applicable license.

“Loan Account” has the meaning specified in Section 2.11(a).

“Loan Documents” means this Agreement, each Term Loan Note, each Security Document, each Compliance Certificate and each other agreement, document or instrument delivered by any Credit Party in connection with any Loan Document, whether or not specifically mentioned herein or therein.

“Loeb” means Loeb Holding Corporation.

“Loeb Group” means Loeb and (a) any Affiliate of Loeb (collectively, the “Loeb Affiliates”), (b) any stockholder, director, officer or employee of Loeb or any Loeb Affiliate (collectively, the “Loeb Associates”), (c) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Loeb Associates, and (d) any trusts or other estate planning vehicles, the beneficiaries of which, or a corporation or unincorporated entity, the stockholders or equityholders of which, include primarily Loeb, Loeb Affiliates, Loeb Associates, their spouses, their lineal descendants and the spouses of their lineal descendants and any other members of their families.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, or financial condition of the Credit Parties and their Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Term Lender under any Loan Document, or of the ability of the Credit Parties, taken as a whole, to perform its or their obligations under the Loan Document; (c) any correspondence or writing from the CFPB investigating or asserting a potential violation of the CFPB Consent Order, the CFPB Compliance Plan, or applicable Laws; (d) any correspondence or writing from the Federal Trade Commission asserting a potential violation of applicable Law that could reasonably be expected to result in a material adverse effect on the operations, business, assets, properties, or financial condition of the Credit Parties and their Subsidiaries, taken as a whole; (e) any correspondence or writing indicating that a Governmental Authority intends to take action regarding or assert a potential violation of applicable Laws that could reasonably be expected to result in a material adverse effect on the operations, business, assets, properties, or financial condition of the Credit Parties and their Subsidiaries, taken as a whole; or (f) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Credit Party of any Loan Documents to which it is a party or (ii) the perfection or priority of any lien granted to the Administrative Agent under the Loan Documents.

“Material Agreements” means each of the (a) Bank of America Agreements, (b) that certain Intersections-Carlson Marketing and Services Agreement dated May 28, 2003, between Intersections and Carlson Marketing Group Canada Ltd., as amended, and as assigned to and assumed by Carlson Marketing Ltd., Carlson Marketing Group Canada Ltd. and Carlson Marketing Ltd. now being known as Aimia Proprietary Loyalty Canada Inc., (c) that certain Program Provider Agreement, dated July 18, 2008, among Citibank (South Dakota), N.A., Department Stores National Bank, Citicorp Credit Services, Inc., Citicorp Credit Services, Inc.

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(USA) and Intersections, Inc., (d) any contract with a credit reporting agency (e) Subordinated Debt Documents and (f) any lease entered into by any Credit Party for its chief executive office.

“Maturity Date” means, with respect to the Term Loan Facility, all Term Loans March 21, 2019.

“Maximum Rate” has the meaning specified in Section 9.09.

“Mortgages” means each mortgage or deed of trust with respect to each fee interest of each Credit Party in Real Estate executed and delivered to the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means, with respect to any event or transaction described in Sections 2.02(b)(i) through (vi), the cash proceeds received in respect of such event or transaction, including (a) any cash received in respect of any non-cash proceeds (including, without limitation, the monetization of notes receivables), but only as and when received or (b) in the case of a Casualty Event, insurance proceeds, proceeds of a condemnation award or other compensation payments, in each case, net of the sum of (w) all reasonable fees and out-of-pocket expenses (including appraisals, and brokerage, legal, advisory, banking, title and recording tax expenses and commissions) paid by any Credit Party or a Subsidiary to third parties (other than Affiliates) in connection with such event (but excluding amounts payable hereunder), (x) transfer or similar taxes, (y) reserves for indemnities, until such reserves are no longer needed, and (z) in the case of a sale or other disposition of an asset described Sections 2.02(b)(i) the amount of all payments required to be made by any Credit Party (or to establish an escrow for the repayment of) on any Indebtedness by the terms thereof (other than the Obligations) secured by such asset to the extent the lien in favor of the holder of such Indebtedness is permitted by Section 7.03(a)(vi); provided that such payments made shall not exceed the amount of cash proceeds received by such Credit Party or the aggregate amount of such Indebtedness.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Loan Document or otherwise with respect to or arising out of or relating to any Term Loan whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees (including, without limitation, the Early Termination Fee and Protective Payments) whether accruing after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

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“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, or similar taxes, charges or similar levies that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Osmium” means Osmium Partners, LLC.

“Participant” has the meaning specified in Section 9.06(d).

“Participant Register” has the meaning specified in Section 9.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificates” means, collectively, (i) the Perfection Certificate delivered by the Credit Parties to the Administrative Agent on the Closing Date and (ii) each other Perfection Certificate from time to time delivered by the Credit Parties following the Closing Date to the Administrative Agent and reasonably acceptable to the Administrative Agent in accordance with this Agreement.

“Permitted Acquisition” means a transaction or series of transactions resulting in (i) acquisition of a business, division, or substantially all assets of a Person or (ii) record or beneficial ownership of all of the Capital Stock of a Person, in each case, if each of the following conditions are satisfied:

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(a)no Default or Event of Default exists or would arise as a result thereof;

(b)such transaction or series of transactions is consensual and shall have been approved by the board of directors or comparable governing body of such Person;

(c)the assets, business or Person being acquired (I) is useful to any Credit Party, (II) is engaged in the same or substantially similar lines of business of the Credit Parties, taken as a whole, (III) is located and organized within the United States, and (IV) had EBITDA of not less than $0.00 for the trailing 12-month period most recently ended, as evidenced by either audited financial statements of the business or Person being acquired as of the Fiscal Year most recently ended or a quality of earnings report, in each case, delivered to the Administrative Agent and in form and substance satisfactory to the Administrative Agent;

(d)no Indebtedness (other than Permitted Indebtedness) or Liens (other than Permitted Liens) are assumed or incurred;

(e)the total consideration (including deferred payment obligations, Indebtedness assumed or incurred and assumed liabilities) is less than $2,000,000 and, when aggregated with the total consideration (including deferred payment obligations, Indebtedness assumed or incurred and assumed liabilities) for all other acquisitions made during the term of this Agreement, is less than $5,000,000;

(f)the Administrative Agent shall have received Lien searches reasonably satisfactory to the Administrative Agent with respect to any property that is being acquired;

(g)the Borrower Representative shall have delivered to the Administrative Agent, at least five (5) Business Days prior to such transaction, (A) copies of all material agreements relating to such transaction, (B) a certificate, in form and substance satisfactory to the Administrative Agent, stating that such transaction is a “Permitted Acquisition” and demonstrating compliance with requirements set forth in clauses (a) through (f) and (i) of this definition, and (C) such other information or reports (including financial statements) as the Administrative Agent may reasonably request with respect to such transaction and which are available to the Credit Parties;

(h)any entity that is acquired or formed in connection with such transaction shall become a “Credit Party” required by, and shall comply with all of the requirement of, Section 6.11 hereof and shall provide updates to the applicable schedules to reflect such additional Credit Party or additional assets, as applicable; and

(i)the Borrower Representative has provided the Administrative Agent with a Compliance Certificate, supported by reasonably detailed calculations, that on a pro forma basis determined as if such transaction had been accomplished at the beginning of the relevant period, Intersections and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.12, and (B) are projected to be in pro forma  compliance with Section 7.12 of this Agreement as of the most recent Reference Period then ended.

“Permitted Indebtedness” means Indebtedness permitted by Section 7.02.

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“Permitted Liens” means those Liens permitted by Section 7.03.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Personal Information Services” has the meaning specified in the definition of “Core Business”.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Pledge Agreements” means, collectively, (a) the Pledge Agreement dated as of the Closing Date, by and among the Credit Parties and the Administrative Agent and (ii) any other pledge agreement granted by any Credit Party as required by Section 6.11 which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Prepayment Notice” means the certificate in substantially the form of Exhibit E hereto, or in such other form reasonably acceptable to the Administrative Agent, to be signed by a Financial Officer of the Borrower Representative and delivered to the Administrative Agent and the Term Lenders pursuant to Section 2.02 hereof.

“Prior Credit Agreement” means the Loan and Security Agreement dated as of October 7, 2014 by and between Silicon Valley Bank and Intersections.

“Protective Payment” has the meaning specified in Section 2.01(b).

“Real Estate” means all real property at any time owned or leased (as lessee or sublessee) by any Credit Party.

“Receivables” means all rights to the payment of money for goods sold or services rendered owing to any Credit Party, consisting of “accounts” (as such term is defined in the UCC) of the Credit Parties, including, without limitation, the rendition of services by a Credit Party, as stated on the respective invoice of a Credit Party.

“Recipient” means the Administrative Agent, any Term Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder

“Reference Period” means, as of any date of determination, the period of twelve consecutive Fiscal Months ending on such date.

Notwithstanding the foregoing (i) the Reference Period for the Fiscal Quarter ended March 31, 2016 shall be the Fiscal Quarter ended March 31, 2016, (ii) the Reference Period for the Fiscal Quarter ended June 30, 2016 shall be the period of two consecutive Fiscal Quarters ended June 30, 2016, (iii) the Reference Period for the Fiscal Quarter ended September 30, 2016 shall be the period of three consecutive Fiscal Quarters ended September 30, 2016 and (iv) the

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Reference Period for the Fiscal Quarter ended December 31, 2016 shall be the period of four consecutive Fiscal Quarters ended December 31, 2016.

“Register” has the meaning specified in Section 9.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determinations, (a) if there are two (2) or fewer Term Lenders, all Term Lenders, (b) if there are three (3) or more Term Lenders, at least two (2) Term Lenders holding more than 50% of the sum of the Total Outstandings  Additionally, solely for this definition, a Term Lender and its Affiliates shall collectively constitute one (1) Term Lender.

“Restricted Payment” means any (a) dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Credit Party or any Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of any Credit Party or any Subsidiary, (c) any payment (whether in cash, securities or other property) of management, consulting or advisory fees (or other fees of a similar nature), by such Credit Party or such Subsidiary to any equity holder or Affiliate of such Credit Party or such Subsidiary (including Loeb or an Affiliate of Loeb).

“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available  at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) (i) an agency of the government of a Sanctioned

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Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, the Term Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.08 and the other Persons the Obligations owing to which are secured by the Collateral under the terms of the Security Documents.

“Security Agreements” means, collectively, (i) Security Agreement dated as of the Closing Date, entered into by the Credit Parties and the Administrative Agent and (ii) any other security agreement granted by any Credit Party as required by Section 6.11 which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Security Documents” means the Guaranties, the Security Agreements, the IP Security Agreement, the Pledge Agreements, the Mortgages, Agency Account Agreements, Lien Waivers and all other Guaranties, security agreements, intellectual property security agreements, pledge agreements, mortgages, deeds of trust, control agreements,  instruments and documents, including without limitation Uniform Commercial Code financing statements and other equivalent registrations and personal property security filings with respect to any other applicable jurisdiction, control agreements, required to be executed or delivered pursuant to, or in connection with, this Agreement or any other Loan Document, all in form and substance reasonably acceptable to the Administrative Agent.

“Senior Management” means with respect to any of the Credit Parties or any of their Subsidiaries, its chairman, president, Financial Officer, chief operating officer, chief executive officer or general counsel.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is not less than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 9.06(g).

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“Specified Tax Refunds” means tax refunds due to Intersections and its Subsidiaries relating to tax returns filed for the 2010, 2011, 2012 and 2015 Fiscal Years, including without limitation any tax refunds due to loss carry-backs from prior periods.

“Stanfield” means Michael R. Stanfield.

“Subordinated Debt” means unsecured Indebtedness of any Credit Party or any Subsidiary that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a Subordination Agreement.

“Subordinated Debt Documents” means all documents, agreements and instruments evidencing any Subordinated Debt and/or executed and/or delivered in connection with the incurrence of any Subordinated Debt, including, without limitation, each Subordination Agreement.

“Subordination Agreement” means a subordination and intercreditor agreement or such other written instrument containing subordination provisions, each in form and substance acceptable to the Required Lenders in their sole discretion.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Intersections.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and

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termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Term Lender or any Affiliate of a Term Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lenders” means each Term Lender which has Term Loans outstanding and any other Person who becomes an assignee of the rights and obligations of a Term Lender pursuant to terms of this Agreement.

“Term Loan” has the meaning specified in Section 2.01(a).

“Term Loan Facility” means, at any time, the aggregate principal amount of all Term Loans of all Term Lenders outstanding at such time.  As of the Closing Date, the Term Loan Facility is $20,000,000.

“Term Loan Note” means a promissory note made by the Borrowers in favor of a Term Lender evidencing the Term Loans made by such Term Lender, substantially in the form of Exhibit B.

“Total Outstandings” means, as of the date of determination, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Term Loans on such date.

“Trade Date” has the meaning specified in Section 9.06(b)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to

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time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

1.02Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Governing Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03Accounting Terms.

(a)Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the

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Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Credit Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio, negative covenant or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Term Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio, negative covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Term Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, covenant or requirement made before and after giving effect to such change in GAAP.

1.04Rounding.  Any financial ratios required to be maintained by any of the Credit Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II
Term Loan

2.01Term Loan.

(a) Generally.  Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a term loan (each such loan, a “Term Loan”) to the Borrowers on the Closing Date in an aggregate amount equal to the percentages set forth on Schedule 2.01. Amounts borrowed under this Section 2.01(a) once paid or prepaid, may not be reborrowed.  The Term Loan shall be made on the Closing Date upon the Borrower Representative’s irrevocable notice to the Administrative Agent via a Borrowing Request Notice appropriately completed and signed by a member of Senior Management of the Borrower Representative, which may be given by any Electronic Medium.

(b)Protective Payments.  Notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent may make disbursements and advances (including, but not limited to, costs and expenses described in Section 9.04) (i) that the

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Administrative Agent deems, in its sole discretion, are necessary to preserve or protect any Collateral, or to enhance the collectability or repayment of the Obligations, (ii) that are necessary or desirable to maintain the operations of a servicing facility or operation with respect to the Receivables, or (iii) to pay any other amounts chargeable to the Credit Parties under any Loan Documents, including costs, fees and expenses (any of the foregoing items in subclauses (i) through (iii), a “Protective Payment”).  The Administrative Agent shall, absent exigent circumstances, notify the Borrowers at least two (2) Business Days prior to making a Protective Payment, specifying the amount, purpose, and date of the Protective Payment (provided that no such advance notice shall be required if an Event of Default exists), and shall not make the Protective Payment if the Administrative Agent receives evidence that the Borrowers have paid the item to which the Protective Payment applies prior to the date specified in the Administrative Agent’s notice.  If a Protective Payment is made pursuant to this Section 2.01(b), then the Administrative Agent shall so notify the Term Lenders (and the Borrowers if prior notice was not given) and all Term Lenders shall be bound to reimburse the Administrative Agent based upon their Applicable Percentage in accordance with the terms of this Agreement.  All Protective Payments shall bear interest at the Default Rate, and shall be due and payable by the Borrowers upon demand of the Administrative Agent.

2.02Prepayments; Repayments.

(a)Voluntary Prepayments of Term Loans.  The Borrower Representative may, upon notice to the Administrative Agent pursuant to a Prepayment Notice, at any time or from time to time voluntarily prepay Term Loans in whole or in part; provided that (i) the Borrowers shall pay each Term Lender its Applicable Percentage of the Early Termination Fee, if applicable, on the amount prepaid concurrently with such prepayment, (ii) such notice must be received by the Administrative Agent not later than 2:00 p.m. Eastern time three (3) Business Days prior to any such date of prepayment and (iii) any prepayment of Term Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof; or, if less or not a whole multiple of $500,000, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment of the Term Loans to be prepaid.  The Administrative Agent will promptly notify each Term Lender of its receipt of each such notice, and of the amount of such Term Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower Representative, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Term Loan shall be accompanied by all accrued interest on the amount prepaid.

(b)Mandatory Repayments of Term Loans.

(i)Asset Dispositions.  Promptly (but no later than three (3) Business Days) upon receipt by any Credit Party of Net Cash Proceeds from any asset disposition of Collateral (other than an i4c Sale Event), the Borrowers shall pay to the Administrative Agent 100% of such Net Cash Proceeds so received to be applied (i) prior to an Event of Default (x) to prepay the principal amount of Term Loans and any accrued interest thereon and (y) to pay the applicable Early

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Termination Fee and (ii) following the occurrence and continuance of an Event of Default, in accordance with the application of payments specified in Section 8.03; provided, however, that with respect to any Net Cash Proceeds realized under an asset disposition described in this Section 2.02(b)(i), at the election of the Borrowers (pursuant to a notice in writing by the Borrower Representative to the Administrative Agent on or prior to the date on which such prepayment would otherwise be due), and so long as no Event of Default shall have occurred and be continuing, such Credit Party may reinvest all or any portion of such Net Cash Proceeds in operating assets or other assets used or useful in the business of the Credit Parties, in each case, other than a reinvestment in cash assets, so long as such reinvestment occurs within 180 days after the receipt of such Net Cash Proceeds; provided, further, however, that any Net Cash Proceeds not reinvested as set forth herein above, shall be applied to the prepayments of the Obligations as set forth in this Section 2.02(b)(i) at the end of such 180 day period.

(ii)Casualty Events and Extraordinary Receipts.  Promptly (but no later than three (3) Business Days) upon receipt by any Credit Party of (A) Net Cash Proceeds from Casualty Events with respect to Collateral and (B) all Extraordinary Receipts, the Borrowers shall pay to the Administrative Agent 100% of such Net Cash Proceeds and Extraordinary Receipts so received to be applied (i) prior to an Event of Default (x) to prepay the principal amount of Term Loans and any accrued interest thereon and (y) pay the applicable Early Termination Fee and (ii) following the occurrence and continuance of an Event of Default, in accordance with the application of payments specified in Section 8.03; provided, however, that with respect to any Net Cash Proceeds received from Casualty Events or any Extraordinary Receipts, at the election of the Borrowers (pursuant to a notice in writing by the Borrower Representative to the Administrative Agent on or prior to the date of receipt of such Net Cash Proceeds or Extraordinary Receipt, as applicable, and so long as no Event of Default shall have occurred and be continuing, such Credit Party may reinvest all or any portion of such Net Cash Proceeds or Extraordinary Receipts, as applicable, in operating assets or other assets used or useful in the business of the Credit Parties, in each case, other than a reinvestment in cash assets, so long as such reinvestment occurs within 180 days after the receipt of such Net Cash Proceeds or Extraordinary Receipts, as applicable); provided, further, however, that any Net Cash Proceeds or Extraordinary Receipts not reinvested as set forth herein above, shall be applied to the prepayments of the Obligations as set forth in this Section 2.02(b)(ii) at the end of such 180 day period.

(iii)Equity Issuances.  Promptly (but no later than 1 Business Day) upon receipt of Net Cash Proceeds from (i) the sale or issuance by any Credit Party or any of its Subsidiaries of any Capital Stock (other than (x) an i4c Sale Event or (y) the issuance of restricted stock units or options to employees in connection with an incentive plan approved by the board of directors of Intersections) or (ii) any capital contribution by any Credit Party or any of its Subsidiaries on account of any Capital Stock issued by or in such Credit Party or such Subsidiary, the Borrowers shall pay to the Administrative Agent 100% of

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such Net Cash Proceeds so received to be applied (i) prior to an Event of Default (x) to prepay the principal amount of Term Loans and any accrued interest thereon and (y) pay the applicable Early Termination Fee and (ii) following the occurrence and continuance of an Event of Default, in accordance with the application of payments specified in Section 8.03.

(iv)Incurrence of Indebtedness.  Promptly (but no later than 1 Business Day) upon receipt of Net Cash Proceeds from the incurrence or issuance by any Credit Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness of the type described in Section 7.02), the Borrowers shall pay to the Administrative Agent 100% of such Net Cash Proceeds so received to be applied (i) prior to an Event of Default (x) to prepay the principal amount of Term Loans and any accrued interest thereon and (y) pay the applicable Early Termination Fee and (ii) following the occurrence and continuance of an Event of Default, in accordance with the application of payments specified in Section 8.03.

(v)Excess Cash Flow.  For each fiscal year, commencing with the Fiscal Year ended December 31, 2016 and continuing thereafter, within five Business Days after financial statements have been delivered (or, if not delivered when required hereunder, after such financial statements are required to be delivered) pursuant to Section 6.04(a) and the related Compliance Certificate has been delivered or was required to have been delivered pursuant to Section 6.04(a), the Borrowers shall prepay an aggregate principal amount of Term Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow for the Fiscal Year covered by such financial statements (such prepayments to be applied as set forth in Section 8.03).  Any repayment under this Section 2.02(b)(v) shall not be subject to the Early Termination Fee.

(vi)Specified Tax Refunds.  Promptly upon receipt of Specified Tax Refunds (and without duplication of Section 2.02(b)(v) or Section 2.02(b)(ii) above), the Borrowers shall pay to the Administrative Agent 100% of such Specified Tax Refunds so received to be applied (i) prior to an Event of Default to prepay the principal amount of the Term Loans and (ii) following the occurrence and continuance of an Event of Default, in accordance with the application of payments specified in Section 8.03.  Any repayment under this Section 2.02(b)(vi) shall not be subject to the Early Termination Fee.

2.03Repayment of Term Loans.

(a)Maturity. The Borrowers shall repay to the Term Lenders  and the Administrative Agent on the Maturity Date the aggregate principal amount of Term Loans outstanding on such date, together with all other outstanding Obligations on such date.

(b)Amortization of Term Loan. Borrowers shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding commencing on the last day of the Fiscal Quarter ended June 30, 2016 and continuing on the last day of each

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Fiscal Quarter thereafter, in the amount of $1,250,000 per Fiscal Quarter; provided the Specified Tax Refunds received in any Fiscal Quarter as required pursuant to Section 2.02(b)(vi) shall be applied to reduce the quarterly amortization installment due for such Fiscal Quarter; provided that (i) any Specified Tax Refunds received in any Fiscal Quarter prior to the first Fiscal Quarter in which amortization installments are due shall be applied to the first amortization installment and (ii) any Specified Tax Refunds received in any Fiscal Quarter in excess of $1,250,000 shall not be carried forward to reduce amortization installments in future Fiscal Quarters but shall be mandatorily repaid in accordance with Section 2.02(b)(vi); and provided further that the outstanding principal balance of the Term Loan shall be due and payable on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

2.04Interest.

(a)Subject to the provisions of subsection (b) below, each Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the greater of (i) the Eurodollar Rate for such Interest Period plus the Applicable Rate or (ii) 10.50%.

(b)Following the occurrence and during the continuance of an Event of Default, the Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c)Interest on each Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest accruing at the Default Rate shall be due and payable on demand by the Administrative Agent.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.05Fees.

(a)Administrative Agent Fee.  The Borrowers, jointly and severally, shall pay to Administrative Agent, for the account of Administrative Agent, an administrative agent fee in an amount equal to $25,000 on the Closing Date, which shall be fully earned upon execution of this Agreement by the Administrative Agent, the initial Term Lenders hereunder and the Borrowers, and $25,000 per annum on each anniversary thereafter until the Maturity Date

(b)Closing Fee. The Borrowers, jointly and severally, shall pay to the Administrative Agent, for the ratable account of each Term Lender, a closing fee in an aggregate amount equal to $500,000 on the Closing Date, which shall be fully earned on the Closing Date

(c)Prepayment Premium.  In the event that (i) the Term Loans are prepaid, repaid, reduced, refinanced, or replaced in whole or in part before the Maturity Date

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(other than as a result of the application of Sections 2.02 (b)(v) and (b)(vi) or 2.03(b)), (ii) the Obligations are accelerated (whether pursuant to the terms of this Agreement, by operation of law, or otherwise), (iii) the Term Loans are satisfied as a result of a foreclosure sale or by any other means, or (iv) an Event of Default occurs under Section 8.01(e), then, on the effective date of such prepayment, repayment, reduction, refinancing, replacement, modification, acceleration, sale or such Event of Default, the outstanding balance of the Term Loans shall include, in addition to all other Obligations, the Early Termination Fee.  The Early Termination Fee shall be for the pro rata benefit of the Term Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder.  The Credit  Parties agree that the Early Termination Fee is a reasonable calculation of the Term Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from a repayment, prepayment and/or an early repayment of the Term Loans.

2.06Computation of Interest and Fees.  All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid, provided that any Term Loan that is repaid on the same day on which it is made shall, subject to Section 2.08(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.07Evidence of Debt.  The Term Loans made by each Term Lender shall be evidenced by one or more accounts or records maintained by such Term Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Term Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Term Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Term Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Term Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Term Lender (through the Administrative Agent) a Term Loan Note, which shall evidence such Term Lender’s Term Loans in addition to such accounts or records.  Each Term Lender may attach schedules to its Term Loan Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

2.08Payments Generally; Administrative Agent’s Clawback.

(a)General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Term Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. Eastern time on the date

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specified herein.  The Administrative Agent will promptly distribute to each Term Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Term Lender’s Lending Office.  All payments received by the Administrative Agent after 1:00 p.m. Eastern time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (unless otherwise provided herein), and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Term Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Term Lenders, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Term Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Term Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Term Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)Funding Source.  Nothing herein shall be deemed to obligate any Term Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Term Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.

2.09Sharing of Payments by Term Lenders.  If any Term Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Term Loans made by it, resulting in such Term Lender’s receiving payment of a proportion of the aggregate amount of such Term Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Term Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Term Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Term Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans and other amounts owing them, provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded

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and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Term Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than to the Borrowers or any Subsidiary of the Borrowers (as to which the provisions of this Section shall apply).

The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Term Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Term Lender were a direct creditor of the Borrowers in the amount of such participation.

2.10Collateral and Guaranties.

(a)Collateral.  The Term Loans and the other Obligations shall be secured by valid, first priority, perfected and enforceable Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, in all of the Collateral subject to the terms of this Agreement and the Security Documents.

(b)Guaranties.  Payment of the Term Loans and the other Obligations shall be unconditionally guaranteed by each Guarantor subject to the terms of the Guaranties.

(c)Further Assurances.  Each Credit Party covenants and agrees that it shall, and shall cause each of its Subsidiaries that is a party to the Security Documents to, comply with all terms and conditions of each of the Security Documents and that each Credit Party shall, and shall cause each of its Subsidiaries that is a party to the Security Documents to, at any time and from time to time at the request of the Administrative Agent or the Required Lenders execute and deliver such instruments and documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or protect or perfect the Lien of the Administrative Agent in the Collateral subject to the terms of the Security Documents.

2.11Loan Account.

(a)The Administrative Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Indebtedness of the Borrowers resulting from each Term Loan.  Any failure of the Administrative Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrowers to pay any amount owing hereunder.

(b)Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account

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is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies the Administrative Agent in writing within thirty (30) days after receipt or inspection that specific information is subject to dispute.

(c)The Administrative Agent is authorized to, and at its sole election may, charge to the Term Loan balance on behalf of the Borrowers and cause to be paid all fees, expenses, charges, costs and interest and principal, other than principal of the Term Loans, owing by the Borrowers under this Agreement or any of the other Term Loan Documents.  At the Administrative Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Term Loans hereunder.  The Administrative Agent shall provide reasonable notice to the Borrower Representative of any such charges.

2.12Borrower Representative.  Each Credit Party hereby designates Intersections as its representative and agent on its behalf for the purposes of issuing the Borrowing Request Notice, giving instructions with respect to the disbursement of the proceeds of the Term Loans, selecting interest rate options, delivering financial statements and other financial information, delivering Compliance Certificates, giving and receiving all other notices, communications and consents hereunder or under any of the other Loan Documents, executing Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Credit Party under the Loan Documents.  The Borrower Representative hereby accepts such appointment.  The Administrative Agent and each Term Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower Representative as a notice or communication from all Credit Parties, and may give any notice or communication required or permitted to be given to any Credit Party hereunder to the Borrower Representative on behalf of such Credit Party or Credit Parties.  Each Credit Party agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Credit Party and shall be binding upon and enforceable against such Credit Party to the same extent as if the same had been made directly by such Credit Party.  The Borrower Representative shall not be liable to any Credit Party for any action taken or not taken by it (i) with the consent or at the request of another Credit Party or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order; provided that the provisions of this sentence are intended solely for the benefit of the Borrower Representative and shall in no respect limit the obligations and liabilities of any Credit Party (including the Borrower Representative) to any Secured Party.

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ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Credit Party, then the Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)If any Credit Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)If any Credit Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Credit Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Credit Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an

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amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Credit Parties.  Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes.

(c)Tax Indemnifications.

(i)Each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Term Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Term Lender, shall be conclusive absent manifest error.  Each of the Credit Parties shall, and do hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Term Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)Each Term Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Term Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (y) the Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to such Term Lender’s failure to comply with the provisions of Section 9.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Term Lender that are payable or paid by the Administrative Agent or a Credit Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Term Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Term Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Term Lender under this

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Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrowers or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)Status of Term Lenders; Tax Documentation.

(i)Any Term Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Term Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Term Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B)  and (ii)(D) below) shall not be required if in the Term Lender’s reasonable judgment, such completion, execution or submission would subject such Term Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Term Lender.

(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)any Term Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Term Lender becomes a Term Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Term Lender is exempt from U.S. federal backup withholding tax (or any substantively comparable subsequent versions thereof or successors thereto);

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the

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date on which such Foreign Lender becomes a Term Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed copies of IRS Form W-8ECI (or any substantively comparable subsequent versions thereof or successors thereto);

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code a certificate substantially in the form of Exhibit F (a “U.S. Tax Compliance Certificate”), as applicable and duly executed copies of IRS Form W-8BEN or W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto); or

(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or any substantively comparable subsequent versions thereof or successors thereto), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or any substantively comparable subsequent versions thereof or successors thereto), a U.S. Tax Compliance Certificate in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax

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Compliance Certificate in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Term Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Term Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Term Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Term Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Term Lender has complied with such Term Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Term Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Term Lender, or have any obligation to pay to any Term Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Term Lender.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Credit Party an amount equal to such refund (but only to

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the extent of indemnity payments made, or additional amounts paid, by a Credit Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

(g)Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Term Lender, and the repayment, satisfaction or discharge of all other Obligations.

3.02Illegality.  If any Term Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Term Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain, fund or charge interest with respect to the Term Loan, or to determine or charge interest rates, in each case, based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Term Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Term Lender to the Borrowers through the Administrative Agent, any obligation of such Term Lender to issue, make, maintain, fund or charge interest with respect to Term Loans or continue Term Loans at the Eurodollar Rate shall be suspended until such Term Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist.  Until such circumstances giving rise to the determination no longer exist, as set forth in a written notice provided by such Term Lender to the Administrative Agent and the Borrower Representative, all outstanding Term Loans of such Term Lender and Term Loans thereafter made by such Term Lender shall bear interest at the Base Rate plus 10.00% per annum (or at the Default Rate if an Event of Default has occurred that is continuing) in the amount specified therein.

3.03Inability to Determine Rates.  If the Administrative Agent determines in connection with any request for a Term Loan that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and/or for three month interest periods, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate or (c) the Eurodollar Rate with respect to a proposed Term Loan does not adequately and fairly reflect the cost to such Term Lenders of funding such Term Loan, the Administrative Agent will promptly so notify the Borrowers and each Term Lender.  Thereafter,

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the obligation of the Term Lenders to make or maintain Term Loans at an interest rate based on the Eurodollar Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice and during such time, all such outstanding Term Loans shall bear interest at the Base Rate plus 10.00% per annum (or at the Default Rate if an Event of Default has occurred that is continuing).

3.04Increased Costs.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Term Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Term Lender or the London interbank market any other condition (other than any condition related to Taxes), cost or expense affecting this Agreement or Term Loans made by such Term Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Term Lender, by an amount that such Term Lender deems to be material, of making or maintaining any Term Loan (or of maintaining its obligation to make any such Term Loan), or to reduce the amount of any sum received or receivable by such Term Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Term Lender the Borrowers will pay to such Term Lender such additional amount or amounts as will compensate such Term Lender for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Term Lender determines that any Change in Law affecting such Term Lender or any Lending Office of such Term Lender or such Term Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Term Lender’s capital or on the capital of such Term Lender’s holding company, if any, as a consequence of this Agreement, the Term Loans made by such Term Lender,  to a level below that which such Term Lender or such Term Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Term Lender’s policies and the policies of such Term Lender’s holding company with respect to capital adequacy), by an amount that such Term Lender deems to be material, then from time to time the Borrowers will pay to such Term Lender, as the case may be, such additional amount or amounts as will compensate such Term Lender or such Term Lender’s holding company for any such reduction suffered.

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(c)Certificates for Reimbursement.  A certificate of a Term Lender setting forth the amount or amounts necessary to compensate such Term Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Term Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Term Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Term Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Term Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Term Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Term Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of this Agreement and repayment of the Term Loans and all other Obligations hereunder and resignation of the Administrative Agent.

3.06Mitigation Obligations; Replacement of Term Lenders.

(a)Designation of a Different Lending Office.  If any Term Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Term Lender, or any Governmental Authority for the account of any Term Lender pursuant to Section 3.01, or if any Term Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower Representative such Term Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Term Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Term Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Term Lender, as the case may be (it being understood that the Borrowers shall be given a reasonable opportunity to reimburse such costs or expenses).  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Term Lender in connection with any such designation or assignment.

(b)Replacement of Term Lenders.  If any Term Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Term Lender or any Governmental Authority for the account of any Term Lender pursuant to Section 3.01 and, in each case,

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such Term Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Term Lender in accordance with Section 9.13.

ARTICLE IV
CONDITIONS PRECEDENT TO TERM LOAN

4.01Conditions to the Closing Date.  The obligation of each Term Lender to make its Term Loans hereunder is subject to satisfaction of the following conditions precedent (unless otherwise identified in Section 6.18) to the Administrative Agent’s satisfaction:

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or facsimile or other electronic image transmission (e.g., “PDF” or “TIF” via electronic mail), followed promptly by originals, unless otherwise specified, each properly executed by a member of the Senior Management of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)(A) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Term Lender and the Borrowers and (B) executed counterparts of the each Loan Document, sufficient in number for distribution to the Administrative Agent and the Borrowers;

(ii)an officer’s certificate of each Credit Party executing a Loan Document, (A) certifying and attaching true, correct and complete copies of: (1) the certificate or articles of incorporation (or such equivalent thereof) of such Credit Party, certified as of a recent date from the Secretary of State (or applicable Governmental Authority) of the state in which such Credit Party is incorporated or formed, (2) the by-laws, limited liability company agreement, partnership agreement or other applicable Governing Document of such Credit Party, and (3) the resolutions or votes of the board of directors or board of managers (or equivalent thereof) of such Credit Party, authorizing such Credit Party’s entry into the Loan Documents to which it is a party; and (B) certifying the incumbency of members of the Senior Management of such Credit Party authorized to act in connection with this Agreement and the other Loan Documents to which such Credit Party is a party and providing a specimen signature of such members of the Senior Management of such Credit Party who will be signing Loan Documents on the Closing Date and thereafter;

(iii)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party executing a Loan Document is validly existing, in good standing and qualified to engage in business (A) in its jurisdiction of incorporation or formation, as applicable, and (B) in each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification in such jurisdiction other than

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those, with respect to this clause (B) the failure to maintain would not give rise to a Material Adverse Effect;

(iv)favorable legal opinions of counsel to the Credit Parties addressed to the Administrative Agent and each Term Lender, as to matters concerning the Credit Parties and the Loan Documents as the Administrative Agent may reasonably request;

(v)a certificate of a member of the Senior Management of the Borrower Representative

(A)certifying that (1) the conditions specified in Sections 4.01(p), and (q) have been satisfied and (2) all consents, licenses and approvals required in connection with the execution, delivery and performance by each Credit Party and the validity against each Credit Party of the Loan Documents to which such Credit Party is a party have been obtained, and that such consents, licenses and approvals shall be in full force and effect (including, without limitation, consents, approvals and/or amendments necessary under any document or instrument evidencing any Indebtedness of any Credit Party); and

(B)certifying that the conditions specified in Section 4.01(r), (s), (x) and (y) have been satisfied.

(b)The Administrative Agent shall have received duly executed Agency Account Agreements, pursuant to Section 6.16,  signed by each of the applicable parties thereto;

(c)The Administrative Agent shall have received a duly executed Lien Waiver, signed by each of the applicable parties thereto for the property located at 3901 Stonecroft Blvd., Chantilly, VA 20151;

(d)The Administrative Agent shall have received certificates of insurance and endorsements from an independent insurance broker naming the Administrative Agent as additional insured or lender’s loss payee thereunder, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of this Agreement and the other Loan Documents, which shall be in amounts, types and terms and conditions reasonably satisfactory to the Administrative Agent;

(e)The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first priority security interest in and Lien upon the Collateral;

(f)The Administrative Agent shall have received from each Credit Party executing a Loan Document, a completed and executed Perfection Certificate and the results of UCC and intellectual property searches with respect to the Collateral, indicating

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no Liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Administrative Agent;

(g)The Administrative Agent shall have received evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary in order to perfect the Liens created under the Security Documents have been taken;

(h)[Reserved]

(i)(i) The Administrative Agent shall have received all certificates evidencing (y) all of the Capital Stock of each of the Credit Parties (other than Intersections) and  (z) all of the Capital Stock of each Domestic Subsidiary (other than to the extent held by an Excluded Subsidiary), in each case, together with transfer powers (executed and dated in blank) with respect to such certificates, each duly executed and a signed original and in form and substance reasonably satisfactory to the Administrative Agent; and (ii) the Administrative Agent shall have received all other possessory collateral to be delivered pursuant to the Security Documents, together with all appropriate instruments of transfer (executed and dated in blank);

(j)The Administrative Agent shall have received a satisfactory payoff letter evidencing that each Prior Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under such Prior Credit Agreement are being released, together with all intellectual property lien releases, UCC-3 financing statements, account control agreement terminations and all other termination statements and lien releases required by the Administrative Agent;

(k)The Administrative Agent shall have received an officer’s certificate of the Borrower Representative dated as of the Closing Date and signed by a Financial Officer as to the Solvency of the Credit Parties and their Subsidiaries, on a consolidated basis, immediately after giving effect to the Term Loans hereunder and the other transactions contemplated hereby occurring on the Closing Date;

(l)The Administrative Agent shall have been satisfied with the results of all regulatory due diligence;

(m)Evidence that the Borrowers have received the proceeds of a cash equity investment in the form of common equity proceeds in an amount of at least $7,500,000;

(n)The Administrative Agent shall have received a certificate duly executed by a Financial Officer of the Credit Parties certifying that for the Reference Period ended January 31, 2016 the Core Business Consolidated EBITDA calculated by adding to Consolidated Net Income of the Core Business (i) severance expenses and (ii) CFPB penalty accruals for such Reference Period, and calculated on a pro forma basis, including the initial funding of the Term Loan Facility shall equal at least $14,000,000;

(o)After giving effect to the initial funding of the Term Loan Facility on the Closing Date, Cash on Hand attributable to the Core Business on the Closing Date shall be equal to or greater than $14,000,000 (without acceleration of sales or collections of

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Receivables and based on account payables, taxes, lease payments, expenses and payments due under any Indebtedness being paid currently, except those payments being contested in good faith and by appropriate proceedings and for which the Credit Parties have set aside on their books reasonably adequate provisions therefor;

(p)There has been no event or circumstance since the date of the Audited Financial Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(q)The representations and warranties of the Borrowers and each other Credit Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (but without any duplication of any materiality qualifications) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (but without any duplication of any materiality qualifications) as of such earlier date;

(r)No Default or Event of Default shall exist, or would result from such proposed Term Loan or from the application of the proceeds thereof;

(s)After the initial funding of the Term Loan Facility, the Credit Parties shall not have any material Indebtedness for borrowed money outstanding, other than Indebtedness permitted by Section 7.02;

(t)The Administrative Agent shall have received an initial Borrowing Request Notice and duly executed disbursement instructions from the Borrowers, indicating how the proceeds of the Term Loans are to be disbursed, in each case, in form, scope and substance reasonably satisfactory to the Administrative Agent;

(u)The Administrative Agent shall have received a funds flow memorandum in form, scope and substance reasonably satisfactory to the Administrative Agent;

(v)Any fees required to be paid under the Loan Documents on or before the Closing Date shall have been paid;

(w)The Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent;

(x)There shall be no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Credit Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Credit Parties, any of its Subsidiaries or any member of the Senior Management of any Credit Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) could reasonably be expected to result in material liabilities against the Credit Parties and their Subsidiaries, taken as a whole, either individually or in the aggregate except as specifically disclosed in Schedule 5.07, and there has been no

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material adverse change in the status, or financial effect on the Credit Parties and their Subsidiaries, taken as a whole, of the matters described on Schedule 5.07;

(y)Except as set forth on Schedule 5.08, neither any Credit Party nor any Subsidiary thereof is in default under or with respect to any (a) Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) Material Agreement.  No Default shall have occurred or be continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document; and

(z)The Administrative Agent shall have received such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Term Lenders reasonably may require, each in form and substance reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Term Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or reasonably acceptable or satisfactory to such Person unless the Administrative Agent shall have received notice from such Person prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each Credit Party signatory hereto represents and warrants to the Term Lenders and the Administrative Agent for itself and on behalf of its Subsidiaries as follows:

5.01Corporate Authority, Etc.

(a)Existence, Qualification and Power.  Each Credit Party and each Subsidiary thereof (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except with respect to this clause (iii) of this Section 5.01, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)Authorization; No Contravention.  The execution, delivery and performance by each Credit Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and

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do not and will not (i) contravene the terms of any of such Person’s Governing Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries; (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (C) any Material Contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries; or (iii) violate any Law; except in each case referred to in clause (ii)A, (ii)(C) or (iii) of this Section 5.01(b) to the extent that such conflict, breach, contravention, creation, payment or violation could not reasonably be expected to have a Material Adverse Effect

(c)Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance by any Credit Party of the Liens created under the Security Documents (including the first priority nature thereof), or (d) the exercise of the Administrative Agent or any Term Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except, in each case, for approvals, consents, exemptions, authorizations, actions, notice and filing which have been duly obtained, taken, given or made and are in full force and effect and notices and filings which the Administrative Agent is authorized to make to perfect and maintain the Liens created under the Security Documents.

(d)Binding Effect.  This Agreement has been, and each other Credit Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity relating to enforceability (whether considered in a proceeding at law or in equity).

5.02Financial Statements; Projections.

(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Intersections and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

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(b) The unaudited consolidated balance sheets of Intersections and its Subsidiaries dated December 31, 2015, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Intersections and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)There has been furnished to the Administrative Agent (for distribution to each of the Term Lenders) projections of Intersections and its Subsidiaries for the 2016 Fiscal Year on a month to month basis.  As of the Closing Date, no facts exist that (individually or in the aggregate) would reasonably be expected to result in any material adverse change in any of such projections (taken as a whole).  Such projections have been prepared on a pro forma basis after giving effect to the transactions contemplated hereby.  As of the Closing Date, such projections are based upon reasonable estimates and assumptions and reflect the reasonable estimates of the Credit Parties of the results of operations and other information projected therein (it being understood and agreed that financial projections are not a guarantee of financial performance and actual results may differ from the financial projections and such differences may be material).

5.03Solvency.  After giving effect to the Term Loans hereunder and the other transactions contemplated hereby, the Credit Parties and their Subsidiaries, on a consolidated basis, are Solvent.

5.04No Material Adverse Change.  Since the date of the Audited Financial Statements there has occurred no Material Adverse Effect.

5.05Ownership of Property; Liens.  Each of the Credit Parties and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the Credit Parties and their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.03.

5.06Franchises, Patents, Copyrights, etc.  Each Credit Party possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business without known material conflict with any rights of others.  The Perfection Certificate delivered on the Closing Date sets forth a true, correct and complete list of all patents, patent applications, federally registered copyrights and copyright applications, trademarks and trademark applications owned by any Credit Party as of the Closing Date.

5.07Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Credit Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Credit Parties, any of its Subsidiaries or any member of the Senior Management of any Credit Party or any of its Subsidiaries or against

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any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) could reasonably be expected to result in material liabilities against the Credit Parties and their Subsidiaries, taken as a whole, either individually or in the aggregate except as specifically disclosed in Schedule 5.07, and there has been no material adverse change in the status, or financial effect on the Credit Parties and their Subsidiaries, taken as a whole, of the matters described on Schedule 5.07.

5.08No Default.  Except as set forth on Schedule 5.08, neither any Credit Party nor any Subsidiary thereof is in default under or with respect to any (a) Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) Material Agreement.  No Default or Event of default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.09Compliance with Laws.  Each Credit Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (it being acknowledged that such failure to comply shall be deemed to be (without limitation) a Material Adverse Effect if the failure to comply either (x) materially and adversely affect the enforceability of the Receivables in an aggregate amount of more than $300,000 or (y) results in a prolonged systemic violation of Law such that all Receivables created thereunder during such period are rendered unenforceable), including (but not limited to) Laws in respect of:  (A) consumer protection, (B) credit reporting, (C) unfair, deceptive or abusive acts or practices, (D) privacy and (E) data security.  Each Credit Party has established and implemented all necessary and required compliance management systems to ensure compliance with applicable Laws in all material respects and that all Receivables are enforceable in accordance with applicable Laws.

5.10Tax Status.  The Credit Parties (i) have filed or caused to be filed all federal, state, and material other tax returns, reports and declarations required by any jurisdiction to which any of them is subject and (ii) have paid all federal, state and other material Taxes (including withholdings) required to have been paid including in their capacity as tax withholding agents, except those being contested in good faith and by appropriate proceedings and for which the Credit Parties have set aside on their books reasonably adequate provisions therefor in accordance with GAAP (unless foreclosure or other similar enforcement action has been commenced in respect thereof or any Lien has been filed or otherwise perfected therefor, in which case such exception does not apply).  There is no proposed tax assessment or other claim against and no tax audit with respect to the Credit Parties or any Subsidiary which would reasonably be expected to result in a Material Adverse Effect.  Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in material compliance with all material applicable, federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities.

5.11Insurance.  The properties of the Credit Parties are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts, with such

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deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Credit Parties operate.

5.12Investment Company Acts.  None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.13ERISA Compliance.

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS.  To the best knowledge of each Credit Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the best knowledge of each Credit Party, threatened claims, actions or  lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred, and neither any Credit Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Credit Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Credit Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Credit Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

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(d)Neither any Credit Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan.

5.14Regulations U and X.  The proceeds of the Term Loans shall be used solely for the purposes specified in Section 6.10.  No portion of any Term Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

5.15True Copies of Governing Documents.  As of the Closing Date, the Credit Parties have furnished or caused to be furnished to each of the Term Lenders true and complete copies of the Governing Documents (together with any amendments thereto) of each Credit Party.

5.16Fiscal Year.  The Credit Parties have a fiscal year ending as set forth in the definition of “Fiscal Year.”

5.17Subsidiaries, etc.  As of the Closing Date, Intersections does not have any Subsidiaries except as set forth on Schedule 5.17 hereto and, as of the Closing Date, all of the outstanding Capital Stock in such Subsidiaries has been validly issued, fully paid and nonassessable and is owned by Intersections (or a Subsidiary of Intersections) in the amounts specified on Schedule 5.17 free and clear of all Liens (other than Liens in favor the Administrative Agent granted under the Security Documents.

5.18Environmental Compliance.  Except as specifically disclosed in Schedule 5.18, (a) each Credit Party and each Subsidiary thereof is in compliance with the requirements of all Environmental Laws applicable to the business, operations and properties of such Credit Party and its Subsidiaries except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Credit Parties and their Subsidiaries (x) are, and within the period of all applicable statutes of limitation have been, in compliance (in all material respects) with all applicable Environmental Laws; (y) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased or otherwise operated by any of them; and (z) are, and within the period of all applicable statutes of limitation have been, in compliance (in all material respects) with all of their Environmental Permits.

5.19Deposit Accounts.  The Perfection Certificate delivered on the Closing Date sets forth the true, correct and complete account numbers and location of all bank accounts of the Credit Parties as of the Closing Date. No Credit Party (other than i4c) shall maintain funds in any of its Deposit Accounts that belong to i4c and i4c shall not maintain funds in any Deposit Accounts other than accounts in the name of i4c.

5.20Labor Contracts.  Except as set forth on Schedule 5.20, as of the Closing Date, none of the Credit Parties is party to any collective bargaining agreement.  There are no material grievances, disputes or controversies with any union or other organization of any Credit Party’s

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employees, or threats of strikes or work stoppages that would reasonably be expected to result in a Material Adverse Effect.

5.21Disclosure.  Each Credit Party has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Credit Party to the Administrative Agent or any Term Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; it being understood that projections and pro forma financial information or information of a general economic or general industry nature are excluded from the foregoing representation.

5.22OFAC.  No Credit Party, nor, any Related Party, nor, to the knowledge of the Credit Parties, any director, officer, employee, agent, affiliate or representative thereof, (i) an individual or entity that is (a) currently the subject of any Sanctions, (b) located, organized or residing in any Designated Jurisdiction or (c) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or (ii) an entity that is 50% or more, directly or indirectly, owned or controlled in the aggregate by one or more individuals or entities specified in (a), (b) or (c).  Neither any Credit Party, nor any Subsidiary nor, to the knowledge of any Credit Party, any Affiliate of any Credit Party (x) is a Sanctioned Person, (y) has any of its assets in Sanctioned Countries, or (z) derives any of its operating income from investments in, or transaction with Sanctioned Persons or Sanctioned Countries.  No Term Loan, nor the proceeds from any Term Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Term Lender, the Administrative Agent) of Sanctions.

5.23[Reserved]

5.24Bank of America Agreements. Schedule 5.24 lists all of the contracts, statements of work or any similar agreement between Bank of America, N.A. or its Affiliate and any Credit Party relating to Personal Information Services.

5.25CFPB Consent Order. Intersections is in compliance with each requirement of the CFPB Consent Order and the CFPB Compliance Plan, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Intersections has established and implemented compliance management systems to ensure compliance with the CFPB Consent Order and the CFPB Compliance Plan in all material respects.

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ARTICLE VI
AFFIRMATIVE COVENANTS

Each Credit Party signatory hereto covenants and agrees for itself and on behalf of its Subsidiaries that, so long as any Term Lender shall have any Term Loan or other Obligation outstanding:

6.01Punctual Payment.  Each Credit Party will duly and punctually pay or cause to be paid when due all principal and interest on the Term Loans, the fees and all other Obligations and amounts provided for in this Agreement and the other Loan Documents to which it is a party and will cause to be paid any amounts owing by any Credit Party, all in accordance with the terms of this Agreement and such other Loan Documents.

6.02Maintenance of Office; Certain Changes.  Each Credit Party will maintain its chief executive office, distribution center, warehouse, shipping center, plant, factory, or other similar location containing more than $100,000 in assets or property, or any office in which any Credit Party maintains books or records relating to any Collateral owned by any Credit Party, or any office from which Receivables are invoiced by any Credit Party or at which Receivables payments are received by any Credit Party, at the locations identified in the Perfection Certificate delivered by such Credit Party to the Administrative Agent, or at such other place in the United States as the Borrower Representative shall designate upon no less than thirty (30) days prior written notice to the Administrative Agent (or such shorter period as may be acceptable to the Administrative Agent) and the acknowledgement of the Administrative Agent that all actions required by the Administrative Agent, including those to continue the perfection of its Liens, shall have been completed; provided, however, that the Credit Parties may change their chief executive office location by providing less than (30) days prior written notice to the Administrative Agent by moving to a location in the United States if prior to entering into any lease for such location, the Administrative Agent shall have received a Lien Waiver in form and substance acceptable to the Administrative Agent. Each Credit Party shall notify the Administrative Agent, in writing, not less than thirty (30) days’ (or such shorter period as may be acceptable to the Administrative Agent) and the acknowledgement of the Administrative Agent that all actions required by the Administrative Agent, including those to continue the perfection of its Liens, shall have been completed prior to (a) any change in its name or in any trade name used to identify it, or the type of its organization, jurisdiction of organization, organizational identification number, or tax identification number, (b) the acquisition of any Real Estate pursuant to Section 7.05 or (c) the acquisition of any material asset to the extent located in any jurisdiction other than those jurisdictions located in the United States of America.

6.03Records and Accounts.  Each Credit Party will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with, and all financial statements provided for herein shall be prepared in accordance with GAAP consistently applied; (b) maintain adequate accounts and reserves for all taxes (including incomes taxes, depreciation, depletion, obsolescence and amortization of its properties, contingencies and other reserves); and (c) at all times, maintain independent certified public accountants as the Credit Parties’ accountants which shall be reasonably satisfactory to the Administrative Agent, it being agreed that Deloitte and Touche LLP is satisfactory to the Administrative Agent.

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6.04Financial Statements, Certificates and Information.  The Credit Parties will deliver to the Administrative Agent and the Term Lenders:

(a)as soon as practicable, but in any event no later than ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheet of Intersections and its Subsidiaries, as at the end of such Fiscal Year, and the related consolidated statements of income or operations, cash flows, and shareholders’ equity for such Fiscal Year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated financial statements to be in reasonable detail, prepared in accordance with GAAP consistently applied and such consolidated financial statements to be audited and accompanied by a report and opinion prepared in accordance with generally accepted auditing standards by independent certified public accountants reasonably satisfactory to the Administrative Agent and certified without qualification and without expression of uncertainty as to the ability of Intersections and its Subsidiaries to continue as going concerns, and (ii) a Compliance Certificate duly executed by a Financial Officer of Intersections, which, among other things, (A) attaches and certifies to the foregoing consolidated financial statements, accountants statements, management letters and a management discussion and analysis prepared in connection with such financial statements, (B) certifies that the information contained in such consolidating financial statements fairly presents in all material respects the financial condition of the Intersections and its Subsidiaries on the dates indicated therein, (C) appends calculations of the financial covenants set forth in Section 7.12 during such Fiscal Year and to the extent applicable, and specifying whether Intersections and its Subsidiaries have complied with Section 7.12, (D) includes a report as to Churn during such Fiscal Year (identifying the number of new subscribers and discontinued subscribers for each Fiscal Month, and the initial number of subscribers for the following Fiscal Month), (E) includes the consolidated balance sheet of the Core Business as at the end of such Fiscal Year and the related consolidated statements of income or operations and statement of cash flows for such Fiscal Year, each setting forth in comparative form the figures for the previous Fiscal Year for the Core Business and prepared in accordance with GAAP consistently applied (subject to the absence of footnotes) and (F) states that such Financial Officer has reviewed this Agreement and the other Loan Documents and has no knowledge of any Default or Event of Default during such Fiscal Year, or if such Financial Officer has such knowledge, specifying each Default or Event of Default and the nature thereof;

(b)as soon as practicable, but in any event no later than forty-five (45) days after the end of each Fiscal Quarter (including the last Fiscal Quarter of each Fiscal Year), (i) the unaudited quarterly consolidated and consolidating (to the extent specified below) financial statements of Intersections and its Subsidiaries for such Fiscal Quarter, including the consolidated and consolidating balance sheet of Intersections and its Subsidiaries, as at the end of such Fiscal Quarter, the related consolidated and consolidating statement of income or operations, and the related consolidated statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended,  the unaudited quarterly statement of cash flows for i4c for such Fiscal Quarter and for the portion of the Fiscal Year then ended, the unaudited consolidated quarterly statement of cash flows for the Core Business for such Fiscal Quarter and for the portion of the Fiscal

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Year then ended, each such financial statements setting forth in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, each, prepared in accordance with GAAP consistently applied and (ii) a Compliance Certificate duly executed by a Financial Officer of Intersections, which, among other things, (A) attaches and certifies to the foregoing financial statements, (B) certifies that the information contained in such financial statements fairly presents in all material respects the financial condition of Intersections and its Subsidiaries on the date thereof (subject to year-end adjustments and the absence of footnotes), (C) sets forth in comparative form the results for and through such Fiscal Quarter with the most recent projections delivered to the Administrative Agent pursuant to Section 6.04(d), (D) appends calculations of the financial covenants set forth in Section 7.12(a) through (d) for Intersections and its Subsidiaries for the Reference Period ended as of the last day of such Fiscal Quarter or for the relevant period of determination, specifying whether Intersections and its Subsidiaries have complied with Section 7.12(a) through (d), (E) includes a report as to Churn during such Fiscal Quarter (identifying the number of new subscribers and discontinued subscribers for each Fiscal Quarter, and the initial number of subscribers for the following Fiscal Quarter), (F) sets forth (if applicable) reconciliations to reflect changes in GAAP since the date of the last audited financial statements of Intersections and its Subsidiaries, (G) includes the consolidated balance sheet of the Core Business as at the end of such Fiscal Quarter and the related consolidated statements of income or operations, for such Fiscal Quarter and for the portion of the Fiscal Year then ended, each setting forth in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year for the Core Business and the corresponding portion of the previous Fiscal Year, each prepared in accordance with GAAP consistently applied (subject to year-end adjustments and the absence of footnotes) and (H) states that such Financial Officer has reviewed this Agreement and the other Loan Documents and has no knowledge of any Default or Event of Default during such Fiscal Quarter, or if such Financial Officer has such knowledge, specifying each Default or Event of Default and the nature thereof to the Administrative Agent’s reasonable satisfaction;

(c)as soon as practicable, but in any event no later than thirty (30) days after the end of each Fiscal Month (including the last Fiscal Month of each Fiscal Year), (i) the unaudited monthly consolidated and consolidating (to the extent specified below) financial statements of Intersections and its Subsidiaries for such Fiscal Month, including the consolidated and consolidating balance sheet of Intersections and its Subsidiaries, as at the end of such Fiscal Month, the related consolidated and consolidating statement of income or operations, the related consolidated statement of cash flows for such Fiscal Month and for the portion of the Fiscal Year then ended and the unaudited monthly  statement of cash flows for i4c for such Fiscal Month and for the portion of the Fiscal Year then ended, and the unaudited consolidated monthly statement of cash flows for the Core Business for such Fiscal Month and for the portion of the Fiscal Year then ended, each such financial statements setting forth in comparative form the figures for the corresponding Fiscal Month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, each, prepared in accordance with GAAP consistently applied (subject to year-end adjustments and the absence of footnotes) and (ii) a Compliance Certificate duly executed by a Financial Officer of Intersections attaching calculations of

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the financial covenant set forth in Section 7.12(a), and in form and substance acceptable to the Administrative Agent.

(d)as soon as practicable, but in any event no later than forty-five (45) days after the end of (i) each of the first three Fiscal Quarters of each Fiscal Year, a management discussion and analysis prepared in connection with the financial statements of Intersections and its Subsidiaries for such Fiscal Quarter and (ii) the last Fiscal Quarter of each Fiscal Year, a preliminary report regarding operations and performance for such Fiscal Quarter;

(e)as soon as practicable, but in any event no later than ninety (90) days after the end of each Fiscal Year, a certificate duly executed by a Financial Officer certifying that the Credit Parties have materially complied at all times with the CFPB Consent Order or the CFPB Compliance Plan;

(f)by not later than the last day of each Fiscal Year, a draft of an annual business plan and projections for Intersections and its Subsidiaries for the following Fiscal Year on a monthly basis (such projections to include consolidated and consolidating balance sheets, statements of cash flows, statements of income or operations of Intersections and its Subsidiaries, in each case prepared on a month-by-month basis and such other matters reasonably requested by the Administrative Agent) and by no later than sixty (60) days after the end of each fiscal year, a final copy of such annual business plan and projections, reflecting the same scope of information and level of detail contained in the draft business plan and projections previously delivered, approved by the board of directors of Intersections;

(g)promptly upon receipt thereof, copies of any detailed audit reports, regulatory audits, financial control reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Credit Parties by independent accountants or internal auditors in connection with any audit of any of them;

(h)immediately, and in any event within five (5) Business Days after receipt by a member of Senior Management thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority concerning any investigation or possible investigation or other inquiry by such agency;

(i)promptly following the reasonable request of the Administrative Agent, a report summarizing the insurance coverage in effect for each Credit Party and promptly following the modification, renewal, replacement of any insurance policy of any Credit Party, updated insurance certificates and endorsements evidencing such coverage;

(j)promptly after the delivery or receipt thereof, copies of all notices, reports and other communications delivered or received by any Credit Party in connection with the Subordinated Debt Documents;

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(k)as soon as practicable, but in any event no later than ten (10) days following the end of each Fiscal Quarter (or more frequently at the election of the Credit Parties), updated Schedules 5.07, 5.08, 5.17, 5.18, 5.20 and Schedule 6 to the Perfection Certificate and in substantially the same form as the most recent schedule of the same delivered to the Administrative Agent to the Administrative Agent’s reasonable satisfaction; and

(l)promptly following a request therefor, from time to time such other financial data and information as the Administrative Agent or any Term Lender may reasonably request.

Documents required to be delivered pursuant to the terms of this Agreement (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Intersections posts such documents, or provides a link thereto, on Intersections’ website on the Internet at Intersections’ website address; provided, however, Intersections shall promptly notify the Administrative Agent in writing (which may be by Electronic Medium) of the posting of any such documents.

6.05Notices.

(a)Defaults.  The Credit Parties will promptly (but in any event within one (1) Business Day) notify the Administrative Agent and each Term Lender in writing of the occurrence of (A) any Event of Default or (B) any event of default that continues after applicable grace periods or material breach under any Subordinated Debt Document or any Material Agreement.

(b)Material Adverse Effect.  The Credit Parties shall promptly (but in any event within three (3) Business Days) disclose in writing to the Administrative Agent (for distribution to each Term Lender) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)CFPB Consent Order, CFPB Compliance Plan and FTC Communications. The Credit Parties shall promptly (but in any event within three (3) Business Days) disclose in writing to the Administrative Agent (a) any notice from the CFPB of a potential breach or non-performance of, or any default under the CFPB Consent Order or the CFPB Compliance Plan or (b) any proceeding involving the CFPB.  The Credit Parties shall promptly (but in any event within three (3) Business Days) disclose in writing to the Administrative Agent any correspondence or writing from the Federal Trade Commission investigating a potential violation of applicable Law.

(d)ERISA Events.  The Credit Parties shall promptly disclose in writing to the Administrative Agent the occurrence of any ERISA Event which has resulted or could reasonably be expected to result in liability of the Credit Parties in an aggregate amount in excess of $250,000.

(e)Change in Accounting Policies or Financial Reporting.  The Credit Parties shall promptly disclose in writing to the Administrative Agent notice of (i) any material

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change in accounting policies or financial reporting practices by Intersections or any Subsidiary; provided, that no such change shall alter the accounting methodology for Receivables (including the aging of Receivables) without prior written consent of the Administrative Agent or (ii) discharge by any Credit Party of its independent accountants or any withdrawal or resignation by such independent accountants.

(f)Notice of Tax Claims, Litigation and Judgments.  The Credit Parties will give notice to the Administrative Agent, and each Term Lender in writing within three (3) Business Days’ of receipt of any written notice of proposed assessment or written notice of the commencement of any material audit or investigation by any Governmental Authority for unpaid Taxes of any Credit Party or any Subsidiary that are due and payable, any commencement of any litigation, proceedings or investigation affecting any Credit Party or any Subsidiary or to which any Credit Party any of its Subsidiaries is or becomes a party involving any claim against any Credit Party that has resulted in or would reasonably be expected to result in (i) liabilities of more than $500,000 that are not covered by insurance policies maintained in accordance with Section 6.07 against any Credit Party or any Subsidiary, (ii) a Material Adverse Effect or (iii) any commencement of (A) a criminal investigation, (B) criminal indictment or (C) a criminal conviction or penalty, in each case, with respect to a felony committed or allegedly committed by any Credit Party or member of Senior Management.  The Credit Parties will give notice to the Administrative Agent and each Term Lender, in writing, in form and detail reasonably satisfactory to the Administrative Agent, within five (5) Business Days’ of any judgment not covered by insurance, final or otherwise, against any Credit Party in an amount in excess of $500,000 or of the entry of any non-monetary judgment that would reasonably be expected to have a Material Adverse Effect.

(g)Fundamental Changes.  The Credit Parties shall provide to the Administrative Agent promptly written notice of the occurrence of any event described in Section 7.05(a).

Delivery by the Credit Parties to the Administrative Agent of any and all notices required to be delivered to the Term Lenders as herein required shall be deemed made upon receipt of such notices by the Administrative Agent.

Notices required to be delivered pursuant to the terms of this Section (to the extent the information to be contained in any such notices is included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Intersections posts such materials, or provides a link thereto, on Intersections’ website on the Internet at Intersections’ website address; provided, however, Intersections shall promptly notify the Administrative Agent in writing (which may be by Electronic Medium) of the posting of any such materials.

6.06Legal Existence; Maintenance of Properties.

(a)Except as permitted by Section 7.05, each Credit Party will do all things necessary to (i) maintain in full force and effect its legal existence and good standing under the laws of its jurisdiction of organization or incorporation (provided, that any

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Credit Party incorporated or organized in and found not to be in good standing under the Laws of Delaware, Illinois or any other jurisdiction which does not provide for the automatic termination of such Credit Party’s existence as a result thereof shall have twenty (20) days from its loss of good standing to make all filings and submit payment of all fees and take all such other actions required by the Laws of such jurisdiction to cause such Credit Party to be restored to good standing, (ii) maintain its qualification to do business in each state or other jurisdiction in which the failure to do so would result in a Material Adverse Effect, and (iii) maintain all of its rights and franchises, except where the failure to maintain such right or franchise would not result in a Material Adverse Effect.

(b)Each Credit Party (i) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, subject to ordinary wear and tear and immaterial Casualty Events and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. (ii) will cause to be made all necessary repairs, renewals and replacement thereof, all as in the judgment of the Credit Parties may be necessary so that the business carried on in connection therewith may be properly conducted at all times, and (iii) will continue to engage in the lines of businesses conducted by them on the Closing Date; provided that nothing in this Section 6.06(b) shall prevent any Credit Party from discontinuing the operation and maintenance of any of its properties if such discontinuance is permitted by Section 7.05(b).

6.07Insurance.  Each Credit Party will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Documents.  In addition, each Credit Party will maintain with financially sound and reputable insurers data breach insurance with respect to its business containing such terms, in such forms and for such periods as may be reasonably acceptable to the Administrative Agent. Such policies of insurance shall name the Administrative Agent as an additional insured or lender’s loss payee, as applicable and provide for not less than thirty (30) days’ prior notice (or not less than ten (10) days’ in the case of the non-payment of premium) to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08Taxes.  Each Credit Party will (a) duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all federal, state and other Taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all materials claims for labor, material, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such Taxes, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall be contested in good faith by appropriate proceedings and such Credit Party shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto; and provided further that the Credit Parties will pay all such Taxes, assessments, charges, levies or claims forthwith prior to the occurrence of an Event of Default under Section 8.01(f) hereof in respect of any proceedings to foreclose or otherwise enforce any Lien that may

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have attached as security therefor, (b) will withhold from each payment to be made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is a resident, the amount of all Taxes and all other deductions or withholdings required to be withheld therefrom and pay the same to the proper taxing authority within the time required under any applicable law and (c) collect from all Persons the amount of all Taxes required by applicable Law to be collected from them and remit the same to the proper taxing authority within the time required under any applicable law.  Each Credit Party shall file or cause to be filed all (w) federal, (x) state, (y) material local and foreign income tax returns and (z) all material other tax returns, reports, and declarations required by any jurisdiction to which it is subject as required by applicable Law.

6.09Compliance with Laws, Contracts, Licenses, Permits; Leaseholds and Payment of Obligations Generally.

(a)Compliance with Laws, Contracts, Licenses and Permits.  Each of the Credit Parties will comply with (i) the applicable Laws wherever its business is conducted, including, without limitation all Environmental Laws, (ii) the provisions of its Governing Documents, (iii) all agreements and instruments by which it or any of its properties may be bound, and (iv) all applicable decrees, orders, and judgments, provided, that in each case, such compliance shall be required by this Agreement only where noncompliance with this Section 6.09(a)(i)-(iv) would result in a Material Adverse Effect; provided that such failure to comply shall be deemed to be (without limitation) a Material Adverse Effect if the failure to comply either (x) materially and adversely affects the enforceability of Receivables in an aggregate amount of more than $300,000 or (y) results in a prolonged systemic violation of Requirements of Law such that all Receivables created thereunder during such period are rendered unenforceable. If any authorization, consent, approval, permit or license from any Governmental Authority or any central bank or other fiscal or monetary authority shall become necessary or required in order that any Credit Party may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Credit Party is a party or to conduct its business in any jurisdiction, each Credit Party will promptly take or cause to be taken all reasonable steps within the power of such Credit Party to obtain such authorization, consent, approval, permit or license, and upon request of the Administrative Agent, to furnish the Administrative Agent and the Term Lenders with evidence thereof.

(b)Regulatory Materials.  Each Fiscal Year, the Administrative Agent shall have the right, through counsel of the Administrative Agent’s choice, to conduct a review (in scope reasonably satisfactory to the Administrative Agent in a manner that does not materially interfere with the business operations of the Credit Parties) of (i) the forms of customer contracts in use by the Credit Parties, (ii) the Credit Parties’ compliance management systems and any policies and procedures related thereto (iii) the Credit Parties’ servicing guidelines, documents and materials, and (iv) privacy notices, any information relating to consumer complaints, or any other materials provided to or presented to consumers. All reasonable costs and expenses incurred by the Administrative Agent in connection with such reviews and reports shall be promptly reimbursed by the Credit Parties after receipt of supporting documentation; provided that the Administrative Agent shall endeavor, so long as no Event of Default shall have

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occurred or be continuing  and absent the deployment of new business lines, to limit such costs and expenses in connection with such reviews and reports to not more than $25,000 per Fiscal Year.  Each Credit Party shall at all times enforce and fully implement its compliance management systems to ensure compliance with the requirements of all Laws and all other orders, writs, injunctions and decrees applicable to it, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)Compliance with CFPB Consent Order or Plan. Intersections shall take all action necessary to ensure compliance with the CFPB Consent Order and the CFPB Compliance Plan, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)Compliance with Terms of Leaseholds.  Each Credit Party will make all payments and otherwise perform all material obligations in respect of all leases of material real property (including but not limited to any lease for headquarters or chief executive office location or similar primary location) to which such Credit Party is a party within any grace period provided therefor under such lease, other than such payments or obligations which are being contested in good faith by appropriate proceedings and as to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.  Each Credit Party shall notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default by a Credit Party, and cause each of its Subsidiaries to do so.

(e)Payment of Obligations Generally.  Pay and discharge as the same shall become due and payable, all its other obligations and liabilities (except to the extent prohibited by Article VII), including (i) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon the Collateral or otherwise would reasonably be expected to result in a Material Adverse Effect and (ii) all Indebtedness, as and when due and payable, but subject to any subordination provisions or intercreditor agreement.

6.10Use of Proceeds.  The proceeds of the Term Loans shall be used solely for (a) (i) for working capital and general corporate purposes of the Core Business subject to the restrictions set forth in this Agreement and (ii) a one-time cash advance to i4c, (b) the payment of fees and expenses incurred in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents and (c) to refinance the loans under the Prior Credit Agreements on the Closing Date.

6.11Covenant to Guarantee Obligations and Give Security.

(a)Upon the formation or acquisition of any new direct or indirect Subsidiary after the Closing Date (other than any Excluded Subsidiary, so long as a material adverse tax consequence would result therefrom) by any Credit Party, then the Credit Parties shall, at the Credit Parties’ expense:

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(i)Notify the Administrative Agent in writing either prior to or no later than the date of formation or acquisition of such Subsidiary of the formation or acquisition of such Subsidiary,

(ii)within fifteen (15) Business Days after receipt thereof, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (other than Excluded Subsidiary excluded from the requirements due to material adverse tax consequences), to duly execute and deliver to the Administrative Agent a Guarantee guaranteeing the other Credit Parties’ obligations under the Loan Documents,

(iii)within fifteen (15) Business Days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent,

(iv)within fifteen (15) Business Days after receipt thereof, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent Security Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all certificates representing the Capital Stock in and of such Subsidiary), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties,

(v)within thirty (30) Business Days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents or such other actions as are necessary or desirable under any applicable Law) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Documents delivered pursuant to this Section 6.11, enforceable against all third parties in accordance with their terms,

(vi)simultaneously with delivery of the Security Documents required pursuant to this Section 6.11, deliver to the Administrative Agent, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Credit Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, and

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(vii)simultaneously with delivery of the information required pursuant to Section 6.11(a)(iii), deliver to the Administrative Agent with respect to each parcel of fee owned real property having a fair market value greater than $500,000 owned or held by the entity that is the subject of such formation or acquisition, title reports, surveys and to the extent in the Credit Party’s possession or to the extent required by applicable Law, engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(b)Upon the acquisition of any property by any Credit Party following the Closing Date, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties having a fair market value greater than $100,000, then the Credit Parties shall, at the Credit Parties’ expense (provided that notwithstanding anything contained in this Section 6.11(b), if a material adverse tax consequence shall result from such grant of a security interest, no more than 66% of the voting Capital Stock and 100% of the non-voting Capital Stock of any Excluded Subsidiary formed or acquired by any Credit Party shall be required to be subject to the security interest of the Administrative Agent):

(i)within fifteen (15) Business Days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail reasonably satisfactory to the Administrative Agent,

(ii)within fifteen (15) Business Days after such acquisition, cause the applicable Credit Party to duly execute and deliver to the Administrative Agent Security Documents (to the extent not already delivered), as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Credit Party under the Loan Documents and constituting Liens on all such properties,

(iii)within fifteen (15) Business Days after such acquisition, cause the applicable Credit Party to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents or such action necessary or desirable under applicable Law) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties,

(iv)simultaneously with delivery of the Security Documents required pursuant to Section 6.11(b)(ii) and (b)(iii), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other

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Secured Parties, of counsel for the Credit Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request,

(v)within fifteen (15) Business Days after any acquisition of fee owned real property having a fair market value greater than $500,000 deliver to the Administrative Agent with respect to such real property, flood zone determination forms, flood insurance certificates, to the extent applicable, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent, and

(vi)within thirty (30) days (or such longer period as agreed to by the Administrative Agent in its absolute discretion) after any acquisition of a headquarters location or any location containing material books and records, deliver to the Administrative Agent a Lien Waiver on such property, duly-executed by the necessary parties.

(c)At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such Security Documents.

6.12Conduct of Business.  Except as permitted by Section 7.05, each Credit Party will continue to engage primarily in the businesses engaged in by such Credit Party on the Closing Date, or such businesses as are reasonably related to the businesses engaged in by such Credit Party on the Closing Date.

6.13Further Assurances.  Each Credit Party will cooperate with the Term Lenders and the Administrative Agent and execute such further instruments and documents as the Term Lenders or the Administrative Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

6.14Inspections

(a)General.  Each Credit Party shall permit the Term Lenders and the Administrative Agent to visit and inspect any of the properties of any Credit Party accompanied by a representative of the Credit Party to the extent such representative does not interfere with such inspection, to examine the books of account of such Credit Party (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Credit Party with, and to be advised as to the same by, its and their officers, in each case at such reasonable times and intervals and with prior notice, as the Administrative Agent or any Term Lender may reasonably request; provided that such

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inspection rights shall be exercised no more frequently than annually if no Event of Default exists, no notice shall be required during the continuance of an Event of Default. In the event any Term Lender desires to exercise its rights hereunder, such Term Lender shall make a reasonable effort to do so contemporaneously with any inspection to be performed by the Administrative Agent.

(b)Communications with Accountants.  Each Credit Party authorizes the Administrative Agent and the Term Lenders to communicate directly with such Credit Party’s independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Term Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of such Credit Party; provided that if no Event of Default exists (i) a representative of the Credit Party shall be permitted to participate in all such communications and (ii) such communication rights shall be exercised no more frequently than annually.  At the request of the Administrative Agent or any Term Lender, each Credit Party shall deliver a letter addressed to such accountants authorizing them to communicate directly with the Administrative Agent and the Term Lenders in accordance with the foregoing.

6.15Backup Records.  The Borrowers shall at all times maintain duplicate electronic copies of all agreements, instruments, and documents evidencing the Receivables, and all servicing records relating thereto, at a location other than the Borrower’s primary business location pursuant to such arrangements as are reasonably required by the Administrative Agent from time to time.

6.16Deposit Accounts.  Each Credit Party shall at all times maintain Deposit Accounts or securities accounts with depository banks or other financial institutions reasonably acceptable to the Administrative Agent and lockboxes with arrangements reasonably satisfactory to Administrative Agent and all account debtors of the Credit Parties shall be remitting payments to, or shall have been instructed to remit payments to, a Deposit Account subject to an Agency Account Agreement. The Administrative Agent acknowledges that Silicon Valley Bank is an acceptable depository bank. In addition, any Deposit Account (other than an Excluded Account), securities account or lockbox established after the date hereof shall be subject to an Agency Account Agreement. Each Credit Party shall and shall cause each of their Subsidiaries to immediately deposit or cause to be deposited promptly, and in any event no later than one (1) Business Day after the date of receipt thereof, all payments and proceeds in respect of Collateral into such Deposit Accounts or lockbox subject to an Agency Account Agreement. All payments and proceeds received in a zero balance account shall be deposited or caused to be deposited into a Deposit Account subject to an Agency Account Agreement no later than one Business Day after the date of receipt thereof. No Credit Party (other than i4c) shall comingle funds in a Deposit Account with funds belonging to i4c and i4c shall not comingle any of its funds in a Deposit Account of any other Credit Party. The Credit Parties shall not effect any payroll payments from any deposit account other than an Excluded Account. Notwithstanding anything herein to the contrary, until such time as the Credit Parties shall comply with Schedule 6.18(a), the Credit Parties shall not permit the daily balance of account number XXXXXXX held by Intersections at Citibank, N.A. to be in excess of Fifty Thousand Dollars ($50,000) in the aggregate on any day.

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6.17Overhead Allocation Methodology.  Intersections and its Subsidiaries shall at all times allocate overhead and administrative expenses among the Credit Parties in a manner consistent with the allocation methodology for overhead and administrative expenses reflected in the “Overhead Allocations for Special Analysis” dated January 27, 2016 and delivered to the Administrative Agent on February 11, 2016 (the “Initial Accepted Allocation Methodology”). If at any time any change in the Initial Accepted Allocation Methodology would affect the computation of any financial covenant, negative covenant or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Term Lenders and the Borrowers shall negotiate in good faith to amend such financial covenant, negative covenant or requirement to preserve the original intent thereof in light of such change in the Initial Accepted Allocation Methodology or shall agree on an updated allocation methodology, in each case subject to the approval of the Required Lenders (the revised methodology once approved by the Administrative Agent and the Required Lenders, together with the Initial Accepted Allocation Methodology, the “Accepted Allocation Methodology”); provided that, until so amended or until a revised methodology shall have been approved, (i) such financial covenant, negative covenant or requirement shall continue to be computed in accordance with the Accepted Allocation Methodology prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Term Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, covenant or requirement made before and after giving effect to such change in the Accepted Allocation Methodology.

6.18Post-Closing Obligations.  Each Credit Party agrees to comply with each of the covenants contained in Schedule 6.18 on or before the time periods prescribed therein.

ARTICLE VII
NEGATIVE COVENANTS

Each Credit Party signatory hereto covenants and agrees for itself and on behalf of its Subsidiaries that, so long as any Term Lender shall have any Term Loan or other Obligation outstanding:

7.01Investments.  None of the Credit Parties nor any of its Subsidiaries will make any Investment in any Person, except for Investments which consist of:

(a)Investments consisting of extensions of credit in the nature of accounts receivable arising from the grant of trade credit in the ordinary course of business or comprised of notes payable, or stock or other securities issued by account debtors to such Credit Parties pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts in the ordinary course of business;

(b)Capital Stock (i) issued and outstanding on the Closing Date in its Subsidiaries in existence on the Closing Date, (ii) issued following the Closing Date by a Credit Party to another Credit Party, (iii) issued to a Credit Party following the Closing Date by another Person that will become a Credit Party promptly following such issuance or capital contribution between such Persons, (iv) acquired in a Permitted Acquisition subject to Section 6.11. or (v) issued in connection with a Permitted Acquisition so long

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as no Change of Control would result therefrom, no Event of Default shall have occurred or be continuing or would result therefrom, and subject to the limitation as to amounts set forth in the definition of Permitted Acquisition.

(c)Investments consisting of capital contributions by a Credit Party to another Credit Party; provided that no Investment shall be made to i4c directly or indirectly other than (i) the proceeds of the Term Loans made on the Closing Date and (ii) Investments resulting from the fair and reasonable allocation of overhead and administrative expenses among the Credit Parties consistent with the Accepted Allocation Methodology then in effect;

(d)Investments consisting of intercompany loans or advances by and among the Credit Parties so long as the Administrative Agent has a first priority, perfected Lien in such intercompany loans and has received an Intercompany Note evidencing such intercompany loans, together with transfer powers executed in blank in connection therewith; provided that no Intercompany Note shall be required to evidence obligations related to the fair and reasonable allocation of overhead and administrative expenses among the Credit Parties so long as such expenses are consistent with the Accepted Allocation Methodology then in effect and no loans or advances shall be made to i4c directly or indirectly other than as a result of the fair and reasonable allocation of overhead and administrative expenses among the Credit Parties consistent with the Accepted Allocation Methodology then in effect;

(e)Investments consisting of any Credit Party Guaranteeing (i) the Obligations of the Credit Parties and (ii) other Indebtedness if such Credit Party would be permitted to directly incur such Indebtedness under Section 7.02, but expressly excluding any Guarantees of Indebtedness of i4c, directly or indirectly;

(f)Investments in cash or Cash Equivalents that are subject to the Administrative Agent’s Lien and control pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent;

(g)Investments consisting of loans or advances to its respective officers, directors and employees on an arm’s-length basis in the ordinary course of business consistent with past practices for travel, tuition reimbursement, 401(k) account transition amounts, business entertainment, relocation and similar business purposes up to a maximum of $50,000 per Person at any one time outstanding and $250,000 in the aggregate at any one time outstanding;

(h)Investments existing as of the Closing Date and set forth on Schedule 7.01;

(i)Permitted Acquisitions;

(j)Capital Expenditures not to exceed (i) $6,750,000 for the 2016 Fiscal Year, (ii) $5,750,000 for the 2017 Fiscal Year and (iii) $4,500,000 for the 2018 Fiscal Year;

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(k)Restricted Payments permitted by Section 7.04; and

(l)other Investments in an aggregate outstanding amount not exceeding $250,000.

7.02Restrictions on Indebtedness.  None of the Credit Parties nor any of its Subsidiaries will incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)Indebtedness of not more than $3,000,000 outstanding at any one time secured by purchase money security interests and Capitalized Leases permitted by Section 7.03(a)(vi).

(b)Indebtedness of the Credit Parties consisting of the Obligations under the Loan Documents;

(c)[Reserved]

(d)Indebtedness in respect of Swap Contracts entered into not for speculative purposes in the ordinary course of business;

(e)unsecured Subordinated Debt incurred after the Closing Date on terms and conditions acceptable to the Administrative Agent in its sole discretion, provided that (i) the maturity date of such Subordinated Debt shall be at least one hundred and eighty (180) days following the Maturity Date (after taking in account any extension thereof) and (ii) the aggregate amount of such Subordinated Debt shall not exceed $2,000,000;

(f)Indebtedness consisting of intercompany loans and advances permitted by Section 7.01; provided that i4c shall not incur any such Indebtedness or accept such advances directly or indirectly other than as a result of the fair and reasonable allocation of overhead and administrative expenses among the Credit Parties so long as consistent with the Accepted Allocation Methodology then in effect;

(g)Guarantees by any Credit Party of Indebtedness of any other Credit Party permitted by this Section 7.02;

(h)Indebtedness consisting of contingent liabilities under surety bonds, performance bonds and similar instruments incurred in the ordinary course of business;

(i)unsecured Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is (A) extinguished within three (3) Business Days of the incurrence thereof, and (B) incurred in the ordinary course of business in respect of pooled accounts and similar arrangements, in each case, in connection with cash management and deposit accounts in the ordinary course of business, provided further that any Indebtedness arising under this clause (i) shall not exceed $100,000;

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(j)Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards and automated clearing house arrangements, including without limitation, Indebtedness listed on Schedule 7.02;

(k)to the extent constituting Indebtedness, obligations in respect of agreements for the deferred payment of premiums or to finance the deferred payment of premiums owing by any Credit Party under any insurance policies entered into in the ordinary course of business that are either (i) unsecured or (ii) secured by a Lien permitted under Section 7.03(a)(xi);

(l)Indebtedness that may be deemed to exist under the agreements relating to any Permitted Acquisition as a result of the obligation of the applicable Credit Party to pay indemnification, contingent purchase price payments or other purchase price adjustments or similar obligations and subject to the limitations as to amounts set forth in the definition of Permitted Acquisition;

(m)Indebtedness under unsecured seller financing in connection with a Permitted Acquisition to the extent permitted under Section 7.01(i) and subject to the limitations as to amounts set forth in the definition of Permitted Acquisition; provided that any such Indebtedness shall be subordinated to the Obligations in a manner satisfactory to the Administrative Agent and otherwise contain terms, conditions and amounts reasonably satisfactory to the Administrative Agent;

(n)Indebtedness that may be deemed to exist in connection with Investments permitted pursuant to Section 7.01(c) or (d); and

(o)other unsecured Indebtedness in an aggregate principal amount not to exceed $250,000 at any time outstanding.

7.03Restrictions on Liens.

(a)Permitted Liens.  None of the Credit Parties nor any of its Subsidiaries will create or incur or suffer to be created or incurred or to exist any Lien upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom other than:

(i)Liens of landlords, carriers, warehousemen, repairmen, mechanics and materialmen and other like Liens created in the ordinary course of business, (x) for amounts which are not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP or (y) in an amount not to exceed $50,000 in the aggregate at any time with respect to payments to such Persons that are overdue for a period of not more than 30 days; provided that this clause (y) shall not be deemed to permit any Liens of a landlord for overdue payments under a lease for headquarters or chief executive office location including without limitation,  under the lease of the property located at 3901 Stonecroft Blvd., Chantilly, VA  20151, it being agreed that payments shall not be

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deemed to be overdue for the purposes of this clause (y) if an applicable grace period has not yet expired or a required notice has not yet been given;

(ii)Liens, pledges or deposits made in connection with worker’s compensation, employee benefit plans, unemployment or other insurance, old age pensions, or other Social Security benefits, and good faith deposits in connection with tenders, contracts, bids, statutory obligations or leases to which it is a party or deposits to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds, letters of credit and other similar obligations or arising as a result of progress payments under government contracts or contracts with public utilities, in each case, in the ordinary course of business;

(iii)minor defects, irregularities, encumbrances, easements, zoning restrictions, rights of way, and clouds on title as normally exist with respect to similar properties which do not materially interfere with the present or proposed use of the applicable Credit Party’s real property;

(iv)Liens in favor of the Administrative Agent and the other Secured Parties securing the Obligations;

(v)[Reserved];

(vi)Liens created by conditional sale or other title retention agreements (including Capitalized Leases and pursuant to sale-leaseback transactions permitted by this Agreement) or in connection with purchase money Indebtedness with respect to equipment and fixed assets acquired by any Credit Party, involving the incurrence of an aggregate amount of purchase money Indebtedness and obligations with respect to conditional sale or title retention agreements of not more than $3,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within one hundred twenty (120) days following such purchase and does not exceed 100% of the purchase price of the subject assets);

(vii)Liens securing judgments for the payment of money not constituting an Event of Default so long as the enforcement of such Lien has been effectively stayed and so long as such Lien is junior to the Lien in favor of the Administrative Agent granted under the Security Documents;

(viii)Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry to secure usual and customary fees, returned items and other like exposure with respect to such account relating to Deposit Accounts maintained by any Credit Party with such banking institution;

(ix)Liens in the form of cash collateralization (including, without limitation those listed on Schedule 7.03) to secure reimbursement obligations with

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respect to automated clearing house treasury management arrangements, credit cards, credit card processing services, debit cards, stored value cards, and purchase cards obtained in the ordinary course of business and otherwise permitted hereunder; provided that the aggregate amount secured by such Liens shall not exceed $400,000;

(x)Liens for Taxes not yet due and payable or which are being contested in accordance with Section 6.08;

(xi)Liens on unearned insurance premiums securing the payment of financed insurance premiums so long as such financed amounts are promptly paid; provided that such Liens extend only to such insurance premiums or loss payment from any insurance provider in an amount not in excess of any unpaid financed premiums; and

(xii)to the extent constituting a Lien, non-exclusive licenses of Intellectual Property (other than to the extent such licenses would restrict the ability of any Credit Party or the Administrative Agent to sell or license the subject Intellectual Property or impair the security interests granted to the Administrative Agent) in the ordinary course of business not interfering with the business of any Credit Party.

(b)Restrictions on Negative Pledges and Upstream Limitations.  No Credit Party shall nor shall any Subsidiary (a) enter into or permit to exist any arrangement or agreement (excluding this Agreement and the other Loan Documents) which directly or indirectly prohibits any Credit Party or any Subsidiary from creating, assuming or incurring any Lien upon its properties, revenues or assets whether now owned or hereafter acquired, as security for the Obligations, or from making Guaranties of the Obligations, or (b) enter into any agreement, contract or arrangement (excluding this Agreement and the other Loan Documents) restricting the ability of any Subsidiary of any Credit Party to pay or make dividends or distributions in cash or kind to any Credit Party, to make loans, advances or other payments of whatsoever nature to any Credit Party, or to make transfers or distributions of all or any part of its assets to any Credit Party in each case other than customary anti-assignment provisions contained in leases, licensing agreements, contracts and other agreements restricting the assignment thereof entered into by any Credit Party or any Subsidiary in the ordinary course of its business.

7.04Restricted Payments; Prepayments.

(a)Restricted Payments.  No Credit Party nor any Subsidiary shall make any Restricted Payment, except (i) Restricted Payments to a Credit Party (other than any Restricted Payments to i4c not resulting from the fair and reasonable allocation of overhead and administrative expenses among the Credit Parties consistent with the Accepted Allocation Methodology then in effect); (ii) Restricted Payments solely in shares of common stock or warrants to purchase common stock so long as no Change of Control would result therefrom, (iii) Restricted Payments in the form of splits of Capital Stock or reclassifications of Capital Stock into additional shares of common stock, (iv)

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repurchases of Capital Stock in any Credit Party deemed to occur upon “cashless” exercise of restricted stock units, restricted stock awards, restricted stock options or restricted warrants subject to an incentive plan approved by the board of directors of the Credit Parties, (v) so long as no Event of Default shall have occurred or be continuing or would result therefrom, payments by any Credit Party (other than Intersections) to Intersections to enable Intersections to purchase, redeem, retire or otherwise acquire shares of its Capital Stock (or options or rights to acquire its Capital Stock) held by current or former officers, directors or employees of any Credit Party, in an aggregate cash amount not exceeding $500,000 in the aggregate for all such purchases, redemptions, retirements and acquisitions at all times, (vi) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Restricted Payment in the form of issuances of restricted Capital Stock to officers, directors and employees of the Credit Parties in connection with employee compensation and incentive arrangements approved by the board of directors of Intersections, in each case so long as treated as a compensation expense under GAAP and related cash payment of taxes in connection with such issuances paid on behalf of such officers, directors and employees, (vii) Restricted Payments in the form of purchases, redemptions or other acquisitions of Capital Stock with the proceeds received from the substantially concurrent issue of new shares of Capital Stock, so long as no Event of Default shall have occurred and be continuing or would result therefrom, (viii) customary fees paid or expense reimbursements provided to members of the board of directors (or equivalent governing body) of any Credit Party in the ordinary course of business and consistent with past practices and (ix) to the extent constituting Restricted Payment, payments made to Digital Matrix Systems, Inc. in the ordinary course of business on terms no less favorable to the Credit Party than would have been obtainable on an arm’s-length basis, for services provided to the Credit Parties, including credit monitoring and analysis.

(b)Payments.  No Credit Party nor any Subsidiary shall pay, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness other than with respect to any Subordinated Debt, those payments expressly permitted to be made under the Subordination Agreement applicable thereto.

7.05Merger, Consolidation and Disposition of Assets.

(a)Mergers, Acquisitions, Dissolutions, Liquidations and Consolidations.  None of the Credit Parties nor any Subsidiary will become a party to any merger, dissolution, liquidation or consolidation, except for, so long as no Default or Event of Default is continuing or would result therefrom:

(i)Permitted Acquisitions;

(ii)the merger or consolidation of one or more of the Credit Parties with and into a Credit Party; provided that (x) in any merger or consolidation involving Intersections, Intersections shall be the surviving entity and (y) i4c may not merge with any other Credit Party; and

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(iii)the dissolution or liquidation of Subsidiaries whose assets, if any, have been disposed of, transferred or sold in accordance with Section 7.05(b).

(b)Disposition of Assets.  No Credit Party nor any Subsidiary shall dissolve, liquidate or sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including any Capital Stock of any of its Subsidiary (whether in a public or a private offering or otherwise), any of its Receivables or any of its other Investments, other than:

(i)dispositions of assets among Credit Parties (other than dispositions to i4c) and dispositions of assets to i4c on terms no less favorable to such Credit Party or Subsidiary than would have been obtainable on an arm’s-length basis in the ordinary course of business or as a result of the fair and reasonable allocation of overhead and administrative expenses among the Credit Parties consistent with the Accepted Allocation Methodology then in effect;

(ii)dispositions of obsolete or worn out equipment or fixtures no longer useful in the business, whether now owned or hereafter acquired, in the ordinary course of business;

(iii)so long as no Default or Event of Default is continuing or would result therefrom, sales of equipment now owned or hereafter acquired by any Credit Party in an aggregate amount not to exceed $500,000;

(iv)non-exclusive licenses of Intellectual Property in the ordinary course of business (other than to the extent such licenses would restrict the ability of the Credit Party or the Administrative Agent to sell or license the subject Intellectual Property or impair the security interests granted to the Administrative Agent);

(v)dispositions of Capital Stock of i4c so long as such dispositions constitute an i4c Sale Event, which dispositions, for the avoidance of doubt, may include the issuance of Capital Stock of i4c so long as the elements of i4c Sale Event shall have been met upon the effectiveness of such disposition;

(vi)dispositions of inventory in the ordinary course of business;

(vii)dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property or applied in accordance with Section 2.02(b)(i);

(viii)to the extent constituting a disposition, dispositions of damaged property subject to casualty or condemnation events related thereto upon receipt of all applicable insurance proceeds in respect thereof; and

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(ix)dispositions constituting Investments permitted pursuant to Section 7.01(a), (b), (c) or (d).

7.06Sale and Leaseback.  No Credit Party nor any Subsidiary shall engage in any sale-leaseback or similar transaction or incur any Synthetic Lease Obligations involving any of its assets.

7.07Accounting Changes; Change of Fiscal Year.  No Credit Party nor any Subsidiary will make any change in (i) accounting policies or reporting practices, except as permitted by GAAP or (ii) their Fiscal Year.

7.08Transactions with Affiliates.  No Credit Party nor any Subsidiary will engage in any transaction with any Affiliate or its or any of its Affiliate’s employees, officers or directors, whether or not in the ordinary course of business, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate, on terms less favorable to such Credit Party or Subsidiary or Affiliate than would have been obtainable on an arm’s-length basis in the ordinary course of business; provided that the foregoing restriction shall not apply to (i) transactions solely among the Credit Parties otherwise permitted hereunder, it being understood that no transfers of assets or cash between Credit Parties and i4c are permitted hereunder other than dispositions of assets to i4c on terms no less favorable to such Credit Party or Subsidiary than would have been obtainable on an arm’s-length basis in the ordinary course of business and those resulting from a fair and reasonable allocation of overhead and administrative expenses among the Credit Parties consistent with the Accepted Allocation Methodology then in effect, and (ii) any Restricted Payment permitted under Section 7.04.

7.09Change in Terms of Governing Documents; Material Agreements.  No Credit Party nor any Subsidiary shall change or amend, modify, supplement or waive the terms of any (a) of its Governing Documents, except amendments, modifications, supplements or waivers that do not adversely affect the rights or interests of the Administrative Agent or the Term Lenders, (b) any Material Agreement, except amendments, modifications, supplements or waivers that do not adversely affect the rights or interests of the Administrative Agent or the Term Lenders or (c) any Subordinated Debt Document, only to the extent permitted by the Subordination Agreement applicable thereto.  No Credit Party shall permit any contract identified in clause (d) of the definition of “Material Agreement” to terminate, lapse or otherwise not be in full force or effect other than in accordance with its terms.

7.10Change in Nature of Business.  No Credit Party nor any Subsidiary shall engage in any line of business substantially different from those lines of business conducted by such Credit Party on the Closing Date.

7.11Margin Regulations.  No Credit Party shall use the proceeds of the Term Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

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7.12Financial Covenants.

(a)Minimum Cash Balance.  Intersections and its Subsidiaries shall not permit Cash on Hand, as of the close of each Business Day, to be less than forty percent (40%) of the Total Outstandings.  For purposes of calculating Cash on Hand and for the avoidance of doubt, the requirement of this Section 7.12(a) as to Cash on Hand requires Cash on Hand to be calculated as of the close of each Business Day, however Total Outstanding shall be (x) the amount of Total Outstandings on the last day of the month prior to any relevant time of calculation of the financial covenant required hereby and (y) Total Outstandings at any month end which is also a Fiscal Quarter end date shall be calculated net of any amortization payment made on the last day of such Fiscal Quarter closest to such month end date.

(b)Maximum Churn.  Intersections and its Subsidiaries shall not permit Churn as of any Fiscal Quarter end date (calculated as an average of monthly Churn for the Fiscal Months within such Fiscal Quarter of determination) to be more than 1.875%.

(c)Minimum Consolidated EBITDA. Intersections and its Subsidiaries shall not permit Consolidated EBITDA determined as of the end of each Fiscal Quarter of Intersections and its Subsidiaries set forth in the table below, for the Reference Period ending on such Fiscal Quarter end date, to be less than the required amount set forth in the table below (amounts in parenthesis indicate negative amounts).

Reference Period End Date	Amount
March 31, 2016	$(4,030,000)
June 30, 2016	$(8,650,000)
September 30, 2016	$(13,250,000)
December 31, 2016	$(13,000,000)
March 31, 2017	$(8,500,000)
June 30, 2017	$1,865,000
September 30, 2017	$15,000,000
December 31, 2017	$25,000,000
March 31, 2018 and for each Fiscal Quarter ended thereafter	$30,000,000

(d)Minimum Core Business Consolidated EBITDA. Intersections and its Subsidiaries shall not permit Core Business Consolidated EBITDA determined as of the end of each Fiscal Quarter of Intersections and its Subsidiaries set forth in the table below, for the Reference Period ending on such Fiscal Quarter end date, to be less than the required amount set forth in the table below (amounts in parenthesis indicate negative amounts).

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Reference Period End Date	Amount
March 31, 2016	$1,600,000
June 30, 2016	$3,300,000
September 30, 2016	$5,850,000
December 31, 2016	$10,750,000
March 31, 2017	$12,700,000
June 30, 2017	$14,700,000
September 30, 2017	$16,600,000
December 31, 2017	$18,275,000
March 31, 2018 and for each Fiscal Quarter ended thereafter	$21,900,000

7.13Termination of Personal Information Services under Bank of America Agreements.  Bank of America, N. A. or any Affiliate shall take any action under the Bank of America Agreements the effect of which is that the Credit Parties cease to have the right, for any reason, to provide Personal Information Services to subscribers under the Bank of America Agreements, including, without limitation, as a result of Bank of America, N.A. or any Affiliate transferring the provision of such services or using a different service provider for such services, and such cessation results in greater than a twenty percent (20%) decline in total revenue of Intersections and its Subsidiaries.

7.14Sanctions. The Credit Parties shall not permit any Term Loan or the proceeds of any Term Loan, directly or indirectly, to be lent, contributed or otherwise made available to any Subsidiary, joint venture partner, or other individual or entity, to fund any activities of or business with any individual or entity in any Designated Jurisdiction that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Term Lender, Administrative Agent) of any Sanctions.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01Events of Default.  Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

(a)Non-Payment.  Any Credit Party shall fail to (i)  pay any principal of the Term Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or (ii) pay any interest on the Term Loans on the date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; provided that solely with respect to monthly interest payments, on no more than three (3) occasions in any consecutive twelve month period, Borrower may pay interest on the Term Loans no later than one (1) Business Day of the date when the same shall become due and payable pursuant to Section 2.04(c); or (iii) pay the fees or other sums due hereunder  (other than  principal or interest governed by clause (i) and (ii) above) or under any of the other Loan Documents, within three (3) days after the date when the same shall become due and payable.

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(b)Specific Covenants.

(i)Any Credit Party shall fail to comply with any of its covenants contained in Section 6.04(a) through (h), Section 6.05, Section 6.06(a), , Section 6.07, Section 6.09, Section 6.10, Section 6.14, Section 6.15, Section 6.16, Section 6.17, Section 6.18 or Article 7.

(c)Other Defaults.  Any Credit Party shall fail (or, to the extent applicable, fail to cause its Subsidiaries) to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 8.01) and such failure continues for thirty (30) days; or

(d)Representations and Warranties.  Any representation or warranty of any Credit Party in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect (but without any duplication of any materiality qualifications) upon the date when made or deemed to have been made or repeated; or

(e)Inability to Pay Debt; Insolvency Proceedings; Etc.  Any Credit Party or any of its Subsidiaries shall make an assignment for the benefit of creditors, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Credit Party or such Subsidiary or of any substantial part of the assets of any Credit Party or such Subsidiary or shall commence any case or other proceeding relating to any Credit Party or such Subsidiary under any Debtor Relief Law, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application (including a bankruptcy application) shall be filed or any such case or other proceeding shall be commenced against any Credit Party or such Subsidiary and such Credit Party or such Subsidiary shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed or stayed within sixty (60) days following the filing thereof; a decree or order (including a bankruptcy order) is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Credit Party or any Subsidiary bankrupt or insolvent, or approving a petition or a bankruptcy application in any such case or other proceeding, or a decree or order (including a bankruptcy order) for relief is entered in respect of any Credit Party or any Subsidiary in an involuntary case under federal bankruptcy laws as now or hereafter constituted; or

(f)Judgments.  There shall remain in force for more than thirty (30) days, whether or not consecutive, any final judgment against any Credit Party (considered collectively) that exceeds in the aggregate $350,000 which is not covered by insurance policies as to which coverage has been accepted unless such judgment has been discharged, satisfied, bonded or stayed pending appeal; or

(g)ERISA Event.  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Credit Parties under Title IV of ERISA to the Pension Plan,

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Multiemployer Plan or the PBGC in an aggregate amount in excess of the $250,000 or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the $250,000; or

(h)Indebtedness.  Any Credit Party shall fail to pay at maturity, or within any applicable period of grace, any obligation for Indebtedness in excess of $350,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness in excess of $350,000 for such period of time as would permit (assuming the lapse of time and/or giving of appropriate notice if required and assuming such breach has not been cured within the applicable grace period thereunder) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

(i)Invalidity of Loan Documents; Etc.  If (A) other than in accordance with the terms thereof or with a consent or approval obtained in accordance with Section 9.01, any of the Loan Documents shall be cancelled, terminated, revoked, rescinded or otherwise ceases to be in full force and effect; or the Administrative Agent’s security interests, mortgages or Liens in the Collateral shall cease to be valid and perfected, or shall cease to have the priority contemplated by the Security Documents,; or (B) any action at law, suit or in equity or other legal proceeding to cancel, revoke, rescind or declare void any of the Loan Documents shall be commenced by or on behalf of any Credit Party, any Subsidiary or any of their respective equity holders; or any court or any other Governmental Authority shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

(j)Change of Control.  A Change of Control shall occur; or

(k)Loss of Collateral; Labor Matters; Force Majeure; Etc.  There shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, expropriation, act of God or public enemy, or other casualty, which in any such case causes the cessation or substantial curtailment of revenue producing activities at any facility of any Credit Party if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect; or

(l)Conduct of Business.  Except as otherwise expressly permitted hereunder, any Credit Party shall (i) take any action, or shall make a determination, whether or not yet formally approved by any Credit Party’s management or board of directors (or equivalent governing body), to (A) suspend the operation of all or a material portion of its business in the ordinary course, (B) suspend the payment of any material obligations in the ordinary course or suspend the performance of any material obligations in the ordinary course or suspend the performance under the Material Agreements in the ordinary course of business, or (C) solicit proposals for the employment of, or employ, an agent or other third party to conduct a wind-down of any material portion of its business

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or (ii) be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any part of their business unless such order would not have a Material Adverse Effect; or

(m)Licenses, Permits, Etc.  There shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Credit Party if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect, unless being contested in good faith and by appropriate proceedings and for which the Credit Parties have set aside on their books reasonably adequate provisions therefor; or

(n)Subordinated Debt.  (i) Any “event of default” under any Subordinated Debt Document shall occur, or (ii) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt, or (iii) other than in accordance with the express terms of Section 7.04, the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part or an offer to prepay, redeem or repurchase the Subordinated Debt in whole or in part shall be required to be made, (iv) the Obligations shall cease for any reason to rank senior in right of payment to any Subordinated Debt or (v); any subordination agreement in respect of such Subordinated Debt, whether in part or in whole, shall be deemed invalid or unenforceable; or

(o)Criminal or Regulatory Actions.  Any Credit Party, any of its Subsidiaries, or any member of the Senior Management thereof shall be indicted for, convicted of or found culpable of a felony under applicable Law that would reasonably be expected to (i) materially impair (A) the ability of the Credit Parties to operate their business, (B) any Loan Document, or (C) any rights or remedies of the Administrative Agent or any Term Lender under any Loan Document, or (ii) result in a material declination in value of the Collateral.  Any executive or any member of the Senior Management of the Credit Parties shall be indicted, convicted or found culpable for a felony under applicable Law involving fraud, financial misconduct, theft, dishonesty, embezzlement, breach of fiduciary duty or other conduct reasonably likely to have an adverse effect on such Person’s ability to perform duties as a senior executive of a public company.

8.02Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may, or at the request of the Required Lenders, shall take any or all of the following actions:

(a)declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable (including, without limitation, the Early Termination Fee), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Credit Parties; and

(b)exercise on behalf of itself and the other Secured Parties all rights and remedies available to it and the other Secured Parties under the Loan Documents; and

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provided, however, that upon the occurrence of an Event of Default under Section 8.01(e), the obligation of each Term Lender to make additional Term Loans, if any, shall automatically terminate, the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid, including the Early Termination Fee, shall automatically become due and payable, without further act of the Administrative Agent or any Term Lender.  No termination of the commitments hereunder shall relieve any Credit Party of any of the Obligations.

8.03Application of Funds.  In the event that, following the occurrence and during the continuance of any Event of Default, the Administrative Agent or any Term Lender, as the case may be, receives any monies in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, the Administrative Agent may apply (and shall apply at (a) the request of the Required Lenders or (b) following the exercise of remedies pursuant to Section 8.02, including without limitation, pursuant to the proviso thereof) such monies as follows (and each Term Lender shall comply with the instructions of the Administrative Agent in the case of any such monies received by any Term Lender):

(i)First, to payment of that portion of Obligations owing to the Administrative Agent constituting indemnities and expenses due and payable under this Agreement and the other Loan Documents (including fees, charges and disbursements of counsel to the Administrative Agent);

(ii)Second, to payment of that portion of the Obligations constituting indemnities and expenses (including fees, charges and disbursements of counsel to Term Lenders and amounts payable under Article III) due and payable to the Term Lenders such under this Agreement and the other Loan Documents, ratably among such Persons in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees (including, without limitation, the Early Termination Fee) due and payable to the Term Lenders under this Agreement and the other Loan Documents ratably among such Persons in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)Fourth, to the payment of that portion of the Obligations constituting unpaid principal of the Term Loans ratably among the holders thereof in proportion to the respective amounts described in this clause (iv),

(v)Fifth, to the payment of all other Obligations ratably among the holders thereof in proportion to the respective amounts described in this clause (v); and

(vi)Sixth, the balance, if any, after all of the Obligations have been indefeasible paid in full, to the Borrowers or as otherwise required by Law.

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All payments applied to the Term Loans pursuant to this Section 8.03 shall be applied to the Term Loans owing to the Term Lenders in accordance with their respective Applicable Percentages.

8.04Appointment and Authority.

(a)Each of the Term Lenders irrevocably appoints Crystal to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except for rights expressly provided to the Credit Parties under Sections 8.09 and 8.12, the provisions of this Article are solely for the benefit of the Administrative Agent, the Term Lenders and neither any Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Term Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the collateral agent of such Term Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.08 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

8.05Rights as a Term Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Term Lender as any other Term Lender and may exercise the same as though it were not the Administrative Agent and the term “Term Lender” or “Term Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Credit Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Term Lenders.

8.06Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

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(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Term Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Credit Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Term Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by a Credit Party or a Term Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

8.07Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have

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been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Term Lender, the Administrative Agent may presume that such condition is satisfactory to such Term Lender unless the Administrative Agent shall have received notice to the contrary from such Term Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.08Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

8.09Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Term Lenders and the Borrowers; provided, however, so long as no Event of Default has occurred and is continuing, the Administrative Agent shall notify the Borrowers thirty (30) days prior to such resignation (and that no such notice shall be required after the occurrence of an Event of Default).  Upon receipt of any such notice of resignation, the Required Lenders shall have the right (with the consent of the Borrower Representative, such consent not to be unreasonably conditioned, withheld or delayed, and such consent shall not be required during the continuation of any Event of Default), in consultation with the Borrowers, to appoint a successor, which shall be an Affiliate of any Term Lender or other bank or financial institution with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Term Lenders, appoint a successor meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Term Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Term Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral

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security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Term Lender directly, until such time as the Required Lenders appoint a successor as provided for above in this Section.  Upon the acceptance of a successor’s appointment hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent its sub agents and its respective Related Parties in respect of any actions taken or omitted to be taken by any of them prior to such resignation.

8.10Non-Reliance.  Each Term Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Term Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Term Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Term Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

8.11Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Term Loan Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Term Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Term Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Term Lenders and the Administrative Agent under Sections 2.05 and 9.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Term Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Term Lenders to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Term Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Term Lender to authorize the Administrative Agent to vote in respect of the claim of any Term Lender in any such proceeding.

8.12Collateral and Guarantee Matters.  Each of the Term Lenders irrevocably authorize the Administrative Agent to and upon the commercially reasonable request of the Borrower Representative (and at its sole cost and expense) with reasonable advance notice, the Administrative Agent hereby agrees,

(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full in cash of all Obligations (other than contingent indemnification obligations that shall not have been asserted), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder (other than sales among Credit Parties), or (iii) subject to Section 9.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(a); and

(c)to release any Guarantor from its obligations under the Security Documents and release any related Collateral if such Person ceases to be a Subsidiary as a result of a transaction permitted by Section 7.05.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranties pursuant to this Section 8.12.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Term Lenders for any failure to monitor or maintain any portion of the Collateral.

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ARTICLE IX
MISCELLANEOUS

9.01Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Term Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Term Lender directly affected thereby; provided that for the avoidance of doubt, mandatory prepayments pursuant to Section 2.05 may be postponed, delayed, reduced, waived or modified with the consent of the Required Lenders;

(b)reduce the principal of, or the rate of interest specified herein on, any Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Term Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(c)change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby or the order of the application of payments thereunder, in each case, without the written consent of each Term Lender;

(d)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Term Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Term Lender; or

(e)(i) other than as set forth in Section 8.12(a), release all or substantially all of the Collateral in any transaction or series of related transactions, (ii) release all or substantially all of the Guarantors party to the Guaranties, (iii) other than as set forth in Section 8.12(b), subordinate the Obligations hereunder to any other Indebtedness, (iii) other than as set forth in Section 8.12(b), except as provided by operation of applicable law, subordinate the Liens on all or substantially all of the Collateral, granted in favor of the Administrative Agent for itself and the other Secured Parties under the Security Documents to any other Lien, in each case, without the written consent of each Term Lender;

provided further, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Term Lenders required above,

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affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (ii) typographical or scrivener’s errors may be corrected solely with the consent of the Borrowers or any other applicable Credit Party and the Administrative Agent.  If in connection with any proposed waiver, amendment or modification referred to above, the consent of the Required Lenders is obtained but the consent of one or more of such other Term Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then Intersections shall have the right to replace any such Non-Consenting Lender with one or more replacement Term Lenders pursuant to Section 9.13.

9.02Notices; Effectiveness; Electronic Communication.

(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to any Borrower, any other Credit Party, the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.02; and

(ii)if to any other Term Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications sent delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)Electronic Communications.  Notices and other communications to the Term Lenders hereunder may be delivered or furnished by electronic communication (including through any Electronic Medium) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement, but expressly excluding use of “return receipt requested” functions or features), provided that if such notice or other communication is not sent during the normal

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business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Change of Address, Etc.  Each of the Borrowers and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Term Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers and the Administrative Agent.  In addition, each Term Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Term Lender.

(d)Reliance by Administrative Agent and Term Lenders. The Administrative Agent and the Term Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify the Administrative Agent, each Term Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

9.03No Waiver; Cumulative Remedies.  No failure by any Term Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Term Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Term Lender from exercising setoff rights in accordance with Section 9.08, or (c) any Term Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the

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rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso, any Term Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

9.04Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses.  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its respective Affiliates (including the reasonable fees, charges and disbursements of one principal counsel and/or other advisor for such Persons, including, without limitation, one local counsel to such Persons in any relevant jurisdiction or one regulatory counsel to such Persons in each relevant jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Term Lenders in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Term Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.

(b)Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Term Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Term Loan or the use or proposed use of the proceeds therefrom (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any other Credit Party, or any Environmental Liability related in any way to the Borrowers or any other Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, if the Borrowers or

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such other Credit Parties has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 3.01(c), this Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim

(c)Reimbursement by Term Lenders.  To the extent that any Borrower for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (and any sub-agent thereof) or any Related Party of any of the foregoing, each Term Lender severally agrees to pay to the Administrative Agent (and any sub-agent thereof) or such Related Party, as the case may be, such Term Lender’s pro rata share of the Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (and any sub-agent thereof) or against any Related Party of any of the foregoing acting for the Administrative Agent (and any sub-agent thereof).

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrowers shall not assert, and the Borrowers hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)Payments.  All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Term Lender, the termination this Agreement, the repayment, satisfaction or discharge of all the other Obligations.

9.05Payments Set Aside.  To the extent that any payment by or on behalf of any Credit Party is made to the Administrative Agent or any Term Lender, or the Administrative Agent or any Term Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and

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effect as if such payment had not been made or such setoff had not occurred, and (b) each Term Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Term Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

9.06Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Term Lender and no Term Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Term Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Term Lenders.  Any Term Lender may at any time assign to one or more Eligible Assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Except in the case of an assignment of the entire remaining amount of the assigning Term Lender’s Term Loans at the time owing to it or in the case of an assignment to a Term Lender or an Affiliate of a Term Lender or an Approved Fund with respect to a Term Lender, the principal outstanding balance of the Term Loans of the assigning Term Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,000,000 in the case of any assignment, unless the Administrative Agent shall have consented otherwise; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single

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assignment for purposes of determining whether such minimum amount has been met.

(ii)Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Term Lender’s rights and obligations under this Agreement with respect to the Term Loans assigned.

(iii) The consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Term Lender, an Affiliate of a Term Lender or an Approved Fund, provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(iv)The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 payable to the Administrative Agent; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Term Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(v)No such assignment shall be made to any Credit Party or any Affiliate or Subsidiary of any Credit Party, or any Person who, upon becoming a Term Lender hereunder, would constitute such a Persons described in this clause (v), to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the benefit of a natural person).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) below, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Term Lender under this Agreement, and the assigning Term Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Term Lender’s rights and obligations under this Agreement, such Term Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations of Sections 3.01, 3.04, and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Term Loan Note to the assignee Term Lender.  Any assignment or transfer by a Term Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Term Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

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(c)Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Term Lenders and principal amounts of the Term Loans owing to, each Term Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Term Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Term Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, any Term Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Term Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or any Credit Party or any Affiliate or Subsidiary of any Credit Party) (each, a “Participant”) in all or a portion of such Term Lender’s rights and/or obligations under this Agreement (including all or a portion of the Term Loans owing to it); provided that (i) such Term Lender’s obligations under this Agreement shall remain unchanged, (ii) such Term Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Term Lenders shall continue to deal solely and directly with such Term Lender in connection with such Term Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Term Lender shall be responsible for the indemnity under Section 9.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Term Lender sells such a participation shall provide that such Term Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Term Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.01 that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, and 3.04 to the same extent as if it were a Term Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Term Lender who sells the participation) to the same extent as if it were a Term Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Term Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Term Lender. Each Term Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers (solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in

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the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Term Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Term Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Term Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Term Loan Note, if any) to secure obligations of such Term Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Term Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Term Lender as a party hereto.

(f)Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)Special Purpose Funding Vehicles.  Notwithstanding any provision to the contrary, any Term Lender (a “Granting Lender”) may assign to one or more special purpose funding vehicles (each, an “SPC”) all or any portion of its funded Term Loans, without the consent of any Person or the payment of a fee, by execution of a written assignment agreement in a form agreed to by such Granting Lender and such SPC, and may grant any such SPC the option, in such SPC’s sole discretion, to provide the Borrowers all or any part of any Term Loans that such Term Lender would otherwise be obligated to make pursuant to this Agreement. Such SPCs shall have all the rights which a Term Lender making or holding such Term Loans would have under this Agreement, but no obligations. The Granting Lender making such assignment shall remain liable for all its original obligations under this Agreement. Notwithstanding such assignment, the Administrative Agent and Borrowers may deliver notices to the Granting Lender making such assignment (as agent for the SPC) and not separately to the SPC unless the Administrative Agent and Borrowers are requested in writing by the SPC (or its agent) to deliver such notices separately to it. The Borrowers shall, at the request of any such Granting Lender, execute and deliver to such Person as such Term Lender may designate,

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a Term Loan Note in the amount of such Granting Lender's original Term Loan Note to evidence the Term Loans of such Granting Lender and related SPC.

(h)Assignment by Crystal Entities.  Notwithstanding anything in this Agreement or the other Loan Documents, (x) no Crystal Entity shall be required to comply with Section 9.06(b) in connection with any transaction involving any other Crystal Entity or any of its or their lenders or funding or financing sources, none of the foregoing shall be considered an assignee hereunder and Crystal shall have no obligation to disclose any such transaction to any Person, and (y) there shall be no limitation or restriction on (I) the ability of any Crystal Entity to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document or any Obligation to any other Crystal Entity or any lender or financing or funding source of a Crystal Entity or (II) any such lender’s or funding or financing source’s ability to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document or any Obligation; provided, however, that with respect to any assignment by Crystal pursuant to clauses (x) and (y) hereof, Crystal shall continue to be liable as a “Term Lender” under this Agreement and the other Loan Documents unless such other Person complies with the provisions of this Agreement to become a “Term Lender.”

9.07Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Term Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Term Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from the Borrowers or any Credit Party relating to the Borrowers or any Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Term Lender on a nonconfidential basis prior to disclosure by the Borrowers or any Credit Party, provided that, in the case of information received from the Borrowers or any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has

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exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Term Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Credit Party, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

Notwithstanding anything to the contrary contained in this Section 9.07, each Credit Party consents to the publication by the Administrative Agent of any press releases, tombstones, advertising or other promotional materials (including, without limitation, via any Electronic Medium) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark.  No party hereto shall or shall permit any of its Affiliates to, issue any press release or other public disclosure relating to the closing of the credit facilities provided for herein using the name, logo or otherwise referring to Crystal or of any of its Affiliates or the Loan Documents to which Crystal or any of its affiliates are a party to without the prior written consent (including via e-mail) of such Person (not to be unreasonably withheld) except to the extent required to do so under applicable Requirements of Law and then, only after consulting with such Persons.

9.08Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Term Lender and each of their respective Affiliates is hereby authorized at any time and from time to time after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Term Lender or any such Affiliate to or for the credit or the account of any Credit Party against any and all of the obligations of any Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Term Lender, irrespective of whether or not such Term Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Credit Party may be contingent or unmatured or are owed to a branch or office of such Term Lender different from the branch or office holding such deposit or obligated on such indebtedness.

9.09Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Term Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Term Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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9.10Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

9.11Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Term Lender, regardless of any investigation made by the Administrative Agent or any Term Lender or on their behalf and notwithstanding that the Administrative Agent or any Term Lender may have had notice or knowledge of any Default at the time of the Term Loan, and shall continue in full force and effect as long as any Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

9.12Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13Replacement of Term Lenders.  If the Borrowers are entitled to replace a Term Lender pursuant to the provisions of Section 3.06, or is a Non-Consenting Lender referred to in Section 9.01, then (x) the Borrowers may, at their sole expense and effort, upon notice to such Term Lender and the Administrative Agent and (y) the Administrative Agent may upon notice to such Term Lender, require such Term Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Term Lender, if a Term Lender accepts such assignment), provided that:

(a)the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.06(b);

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(b)such Term Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)such assignment does not conflict with applicable Laws; and

provided that the failure by any Term Lender to execute and deliver an Assignment and Assumption in connection with any of the foregoing assignments shall not impair the validity of the removal of such Term Lender and the mandatory assignment of such Term Lender’s outstanding Term Loans pursuant to this Section 9.13 shall nevertheless be effective without the execution by such Term Lender of an Assignment and Assumption.

A Term Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Term Lender or otherwise, the circumstances entitling any Borrower to require such assignment and delegation cease to apply.

9.14Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §§5-1401, 5-1402)).

(b)SUBMISSION TO JURISDICTION.  EACH PARTY HERETO EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER

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LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY TERM LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, THE OTHER CREDIT PARTIES SIGNATORY HERETO OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.  EACH PARTY HERETO EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.15USA PATRIOT Act Notice.  Each Term Lender that is subject to the Act (as hereinafter defined), the Administrative Agent (for itself and not on behalf of any Term Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Credit Parties and their Subsidiaries, which information includes the name and address of the Credit Parties and their Subsidiaries and other information that will allow such Term Lender or the Administrative Agent, as applicable, to identify the Credit Parties and their Subsidiaries in accordance with the Act.  The Credit Parties

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shall, promptly following a request by the Administrative Agent or any Term Lender, provide all documentation and other information that the Administrative Agent or such Term Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

9.16ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

9.17No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Term Lenders are arm’s-length commercial transactions between the Credit Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Term Lenders, on the other hand, (B) each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Term Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party or any of its Affiliates, or any other Person and (B) none of the Administrative Agent or any Term Lender has any obligation to any Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent the Term Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Credit Parties and their Affiliates, and none of the Administrative Agent nor any Term Lender have any obligation to disclose any of such interests to the Credit Parties or any of their Affiliates.  To the fullest extent permitted by law, the Credit Parties hereby waive and release any claims that they may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.18Joint and Several Liability of the Borrowers.  Each Borrower hereby irrevocably and unconditionally agrees that it is jointly and severally liable for all of the liabilities, obligations, covenants and agreements of the Borrowers hereunder and under the other Loan Documents, whether now or hereafter existing or due or to become due.  The obligations of the Borrowers under the Loan Documents may be enforced by the Administrative Agent and the other Secured Parties against any Borrower or all Borrowers in any manner or order selected by the Administrative Agent in its sole discretion.  Each Borrower hereby irrevocably waives (i) any rights of subrogation and (ii) any rights of contribution, indemnity or reimbursement, in each case, that it may acquire or that may arise against any other Borrower due to any payment or performance made under this Agreement, in each case until all Obligations (other than

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unasserted contingent obligations) shall have been fully satisfied. Without limiting the foregoing provisions of this Section 9.18, each Borrower acknowledges and agrees that:

(a)its obligations under this Agreement shall remain enforceable against it even though such obligations may be unenforceable or not allowable against any other Borrower due to the existence of any proceeding under any Debtor Relief Laws involving any other Borrower;

(b)its obligations under this Agreement are independent of the obligations of any other Borrower, and a separate action or actions may be brought and prosecuted against it in respect of such obligations irrespective of whether any action is brought against any other Borrower or any other Borrower is joined in any such action or actions;

(c)it hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(d)any lack of validity or enforceability of this Agreement or any agreement or instrument relating thereto in respect of any other Borrower;

(e)any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any other Borrower under or in respect of this Agreement, or any other amendment or waiver of or any consent to departure from this Agreement, in respect of any other Borrower;

(f)any change, restructuring or termination of the structure or existence of any other Borrower;

(g)the failure of any other Person to execute or deliver any other agreement or the release or reduction of liability of any other Person with respect to any obligations of the Borrowers under this Agreement;

(h)any other circumstance (including any statute of limitations but other than the Obligations having been fully satisfied) or any existence of or reliance on any representation by any other Person that might otherwise constitute a defense available to, or a discharge of, any other Borrower;

(i)its obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any Person upon the institution of any proceeding under any Debtor Relief Laws of any other Borrower, all as though such payment had not been made; and

(j)it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing in nature and applies to all obligations of the Borrowers under the Loan Documents, whether existing now or in the future.

[Remainder of this Page Left Intentionally Blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:

INTERSECTIONS, INC.

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer

CAPTIRA ANALYTICAL, LLC, a Delaware
limited liability company

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer

INTERSECTIONS INSURANCE SERVICES
INC., an Illinois corporation

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer

INTERSECTIONS ENTERPRISES INC., a
Delaware corporation

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer

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INTERSECTIONS HOLDINGS INC., a
Delaware corporation

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer

I4C INNOVATIONS INC., a Delaware
corporation

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer

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ADMINISTRATIVE AGENT:

CRYSTAL FINANCIAL LLC, as
Administrative Agent

By:	/s/ Rebecca Tarby
Name: Rebecca Tarby
Title: Managing Director

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TERM LENDERS:

CRYSTAL FINANCIAL SPV LLC, as a Term
Lender

By:	/s/ Rebecca Tarby
Name: Rebecca Tarby
Title: Managing Director

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SCHEDULE 2.01

Applicable Percentages

Term Lender	Term Loan Amount	Term Loan Applicable Percentage
Crystal Financial SPV LLC	$20,000,000	100.000000000%
Total	$20,000,000	100.000000000%

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Schedule 5.07

State of West Virginia, Ex Rel Darrell V. McGraw Jr. v. Intersections Insurance Services Inc.

On January 14, 2013, Intersections Insurance Services Inc. (“IISI”) was served with a complaint (filed on October 2, 2012) on behalf of the Office of the West Virginia Attorney General in the Circuit Court of Mason County, West Virginia. The complaint alleges violations of West Virginia consumer protection laws based on the marketing of unspecified products. IISI filed a motion for a more definite statement of the claims, which motion was denied by the court in December 2013. On January 21, 2014, IISI filed an answer.  In or about December 2013, the Office of the West Virginia Attorney General served IISI with discovery requests.  IISI served objections to those requests in February 2014.  There has been no action since IISI filed objections to the State’s discovery request.

In July 2012, the Consumer Financial Protection Bureau served a Civil Investigative Demand on Intersections Inc. on its billing practices for identity protection and credit monitoring products sold and enrolled through depositary customers.  An action was filed on July 1, 2015, in the United States District Court for the Eastern District of Virginia, Alexandria Division, and a Stipulated Final Judgment and Order concurrently entered, entitled Consumer Financial Protection Bureau v. Intersections Inc.  Without admitting or denying the allegations in the complaint, Intersections Inc. agreed to implement a satisfactory compliance plan to comply with the Order and to provide a progress update.  It also agreed to pay approximately $60,000 to customers who hadn’t previously received refunds for periods where the full benefit of the service was not delivered.  It paid a civil penalty of $1.2 million.  The customer refund amount has been reserved and it is anticipated refunds will commence in March, 2016.  Intersections also recently submitted an amended compliance plan to the Bureau.

In December 2013 a case was filed that involved our affiliate, Intersections Insurance Services Inc. (“IISI”) in the Rankin County Circuit Court, State of Mississippi entitled Annette Swain v. Everhome Mortgage Company and Intersections Inc.  The complaint alleged that defendants refused to pay the proceeds of a life insurance policy the plaintiff claims was purchased by Franklin R. Trent before his death.  In December 2015, this lawsuit was settled for a nominal amount to avoid the time and cost of litigation and is subject to a joint confidentiality agreement.  The settlement amount was paid.

In July 2015 Costco Wholesale Corporation elected not to renew an agreement for Intersections to provide an identity protection service to its customers.  On January 20, 2016, Intersections filed a Notice of Arbitration with respect to claims by Intersections against Costco arising from certain actions of Costco related to the marketing of its new identity protection service, which Intersections alleges violated the agreement and applicable law. Intersections is seeking damages in excess of $2 million, and injunctive relief. On February 16, 2016, Costco filed a counterclaim, seeking injunctive relief and related, undefined damages, with respect to the allegedly inappropriate use by Intersections of a URL containing elements of both parties’ intellectual property.

Schedule 5.08

In July 2015 Costco Wholesale Corporation (“Costco”) elected not to renew an agreement with Intersections Inc. to provide an identity protection service to its customers.  On January 20, 2016, Intersections submitted to Costco a Notice of Arbitration, for arbitration conducted under the Non-Administered Rules of the International Institute for Conflict Prevention & Resolution, with respect to claims of tortious interference with customer relationships by Intersections Inc. against Costco arising from certain actions of Costco related to the marketing of its new identity protection service, which Intersections alleges violated the agreement and applicable law. Intersections is seeking damages in excess of $2 million, and injunctive relief. On February 16, 2016, Costco filed a counterclaim, seeking injunctive relief and related, undefined damages, with respect to the allegedly inappropriate use by Intersections of a URL containing elements of both parties’ intellectual property.

Schedule 5.17

Name of Subsidiary	Number of outstanding shares of Capital Stock	Name of Credit Party owning shares of Capital Stock
Captira Analytical, LLC	N/A	Intersections Inc.
Creditcomm Services LLC	N/A	Intersections Inc.
Intersections Arizona Holdings Inc.	1,000,000	Intersections Inc.
Intersections Enterprises Inc.	100	Intersections Inc.
Intersections Holdings Inc.	1,000	Intersections Inc.
Intersections Insurance Services Inc.	1,000	Intersections Inc.
Intersections Marketing Services Inc.	1,000	Intersections Inc.
Screening International Holdings LLC	N/A	Intersections Inc.
i4c Innovations Inc.	1,000	Intersections Holdings Inc.

Schedule 5.18

None

Schedule 5.20

None

Schedule 5.24

Bank of America Amended and Restated General Services Agreement (“A&R GSA”) effective October 4, 2006

Bank of America Amendment to SOW INT-25861 dated August 4, 2008

Bank of America Amendment to SOW INT-25861 effective September 27, 2008

Bank of America Amendment to SOW INT-25861 effective October 1, 2008

Bank of America Amendment to SOW INT-25861 effective November 24, 2008

Bank of America Amendment to SOW INT-25861 effective January 15, 2009

Bank of America Addendum CW123222 effective May 18, 2009

Bank of America Amendment to A&R GSA effective October 4, 2009

Bank of America General Services Agreement (“GSA”) effective August 1, 2010

Bank of America Statement of Work to General Services Agreement (“GSA SOW”)

      effective May 1, 2010

Bank of America Amendment to GSA effective December 7, 2010

Bank of America Amendment to GSA Sec13 Supplier of Personnel effective May 6, 2011

Bank of America Amendment to GSA SOW CW310449 IBTM Enrollments effective July 1, 2011

Bank of America Amendment to GSA SOW CW313468 Extension effective August 1, 2011

Bank of America Amendment to GSA SOW CW327445 effective September 30, 2011

Bank of America Amendment to GSA Remediation SOW effective February 11, 2013

Bank of America Amendment to GSA effective July 31, 2013

Bank of America Amendment to GSA SCI Addendum effective April 29, 2014

Bank of America Amendment to GSA to Schedule B1 Surcharge Addendum effective February 28, 2015

Bank of America Amendment to GSA Schedule H effective March 31, 2015

Bank of America Amendment to GSA SOW Removal of ID Risk Assessment effective March 31, 2015

Bank of America Notice of Non-Renewal November 10, 2011

Bank of America Amendment to GSA SOW Declined Refunds effective August 1, 2015

SCHEDULE 6.18

Post-Closing Obligations

(a)Within 15 Days after the Closing Date (or such later date as the Administrative Agent may reasonably agree to) the following:

(i)The Credit Parties shall have delivered to the Administrative Agent an Agency Account Agreement for account number XXXXXXX held by Intersections Inc. at Citibank, N.A., in form satisfactory to the Administrative Agent, duly executed by Intersections Inc., Administrative Agent and Citibank, N.A.; and

(ii)The Credit Parties shall have delivered to the Administrative Agent the original share certificate of Intersections Insurance Services Inc. naming Intersections Inc. as the registered holder of the common stock of Intersections Insurance Services Inc, together transfer powers (executed and dated in blank) with respect to such certificate, each of the foregoing in form and substance satisfactory to the Administrative Agent.

(b)Within 30 Days after the Closing Date (or such later date as the Administrative Agent may reasonably agree to) the following:

(i)The Credit Parties shall have delivered to the Administrative Agent a certificate of good standing of Intersections Insurance Services Inc. by the Illinois Secretary of State, together with a reaffirmation and ratification of the Loan Documents by Intersections Insurance Services Inc., in form and substance satisfactory to the Administrative Agent; and

(ii)The Credit Parties shall have delivered to the Administrative Agent an amendment to the limited liability company agreement of Captira sufficient in the determination of the Administrative Agent to satisfy the requirements of Section 18-702(b) and related provisions of the Delaware Limited Liability Company Act such that the Administrative Agent, as assignee, shall be able to exercise the management rights of the assigning member.

(c)Within 60 Days after the Closing Date (or such later date as the Administrative Agent may reasonably agree to) the following:

(i) The Credit Parties shall have delivered to Administrative Agent evidence certified by the Secretary of State of Delaware of the dissolution of the following entities: (i) Intersections Arizona Holdings Inc.; (ii) Creditcomm Services LLC; (iii) Intersections Marketing Services Inc. and (iv) Screenings International Holdings LLC; and

(ii)The Credit Parties shall have delivered to the Administrative Agent updated endorsements relating to the Credit Parties’ insurance policies with

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respect to the Administrative Agent’s rights as an additional insured or lender’s loss payee, as applicable, and cancelation policies consistent with Section 6.07 of the Credit Agreement.

(d)Within 90 Days after the Closing Date, the Credit Parties shall have delivered to Administrative Agent, the following:

(i)The Administrative Agent shall have received a Mortgage by Intersections Insurance Services Inc. in favor of Administrative Agent on the property located at 315 W University Drive, Arlington Heights, IL 60004 (the “Property”) in form sufficient to establish a valid mortgage lien on such Property for the benefit of Administrative Agent;

(ii)The Administrative Agent shall have received a title report for the Property from a reputable vendor approved by Administrative Agent;

(iii)The Administrative Agent shall have received a title policy from a reputable vendor approved by Administrative Agent in form satisfactory to Administrative Agent, it being agreed that such title policy may contain an exception for all liens, charges, easements, covenants, conditions and restrictions of record, and other matters which would be identified as exceptions to coverage in a standard ALTA owner’s title insurance policy issued for the Property including, without limitation, all such matters that would be shown on a current, as-built survey of the Property reflecting the current status of title affecting the Property and in form sufficient to delete the standard survey exception from such an owner’s policy, in each case insofar as they lawfully affect the Property; and

(iv)The Administrative Agent shall have received satisfactory evidence that all applicable real estate taxes and assessments have been paid current with respect to the Property.

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Schedule 7.01

(Existing Investments)

Cash collateral accounts at Silicon Valley Bank:

Bank	Account	Credit Party	Balance
SVB	XXXXXXX-COLLATERAL MMA	Intersections Enterprises Inc.	$XX,XXX
SVB	XXXXXXX -COLLATERAL MMA	Intersections Inc. ACH Reserve	$XX,XXX
SVB	XXXXXXX -COLLATERAL MMA	Captira Analytical, LLC	$XX,XXX
SVB	XXXXXXX -COLLATERAL MMA	i4c Innovations Inc.	$XX,XXX
SVB	XXXXXXX -COLLATERAL MMA	Intersections Inc.	$XX,XXX
SVB	XXXXXXX -COLLATERAL MMA	Intersections Insurance Services Inc.	$XX,XXX

Advance to Michael Stanfield for travel and other business expenses in the ordinary course of business:  $XX,XXX.XX

Proceeds, if any, from final liquidation of WS Delaware, Inc. (f/k/a White Sky, Inc.) which is expected to be less than $XX,XXX.

Schedule 7.02

Indebtedness to Silicon Valley Bank associated with the following:

•	Intersections Insurance Services Inc. Corporate Multicard XXXXXXXXXX
•	Intersections Inc. Automated Clearing House account XXXXXXXXXX
•	i4C Innovations Inc. Corporate Multicard XXXXXXXXXX
•	Intersections Inc. Corporate Multicard XXXXXXXXXX
•	Intersections Enterprises Inc. Corporate Multicard XXXXXXXXXX
•	Captira Analytical, LLC Corporate Multicard XXXXXXXXXX

Schedule 7.03

Liens of Silicon Valley Bank on the cash collateral accounts listed in Schedule 7.01, which accounts collateralize the following:

•	Intersections Insurance Services Inc. Corporate Multicard XXXXXXXXXX in the amount of $XX,XXX.XX
•	Intersections Inc. Automated Clearing House account XXXXXXXXXX in the amount of $XX,XXX.XX
•	i4C Innovations Inc. Corporate Multicard XXXXXXXXX in the amount of $XX,XXX.XX
•	Intersections Inc. Corporate Multicard XXXXXXXXXX in the amount of $XX,XXX.XX
•	Intersections Enterprises Inc. Corporate Multicard XXXXXXXXXX in the amount of $XX,XXX.XX
•	Captira Analytical, LLC Corporate Multicard XXXXXXXXXX in the amount of $XX,XXX.XX

SCHEDULE 9.02

Administrative Agent’s Office; Certain Addresses for Notices

Entity	Address
Borrower Representative	Intersections Inc. 3901 Stonecroft Blvd. Chantilly, VA 20151 Facsimile: 703.488.1757 Telephone No: 703.488.1757 (main) Telephone No: 703.488.6100 (direct)
Administrative Agent	Crystal Financial LLC Two International Place, 17th Floor Boston, MA 02110 Attention: Rebecca Tarby, Managing Director Tel: (617-428-8709)

Form of Borrowing Request Notice

DB1/ 86436504.5

EXHIBIT A

FORM OF BORROWING REQUEST NOTICE

Date:  ___________, 20___

To:Crystal Financial LLC, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of March 21, 2016 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), by, among others, (i) Intersections Inc. as borrower representative (in such capacity, the “Borrower Representative”) for itself and the other Borrowers party thereto from time to time, (ii) the other Borrowers party thereto from time to time, (iii) the other Credit Parties party thereto from time to time, (iv) Crystal Financial LLC as the Administrative Agent, (v) Crystal Financial SPV LLC as an initial term lender and the other lenders party thereto from time to time (collectively, the “Term Lenders”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Borrower Representative refers to the above described Credit Agreement and, on behalf of the Borrowers, hereby irrevocably notifies you of the Term Loan borrowing requested below.

The proposed borrowing shall consist of the following:

☐  A borrowing of a Term Loan on the Closing Date1

In accordance with Section 4.01(w) of the Credit Agreement, attached hereto as Annex A is a Funds Flow Memorandum and all funds have been disbursed in accordance therewith.

[Signature Page to Follow]

[1]	To be delivered on the Closing Date only.

DB1/ 86436504.5

The Borrower Representative hereby represents and warrants that the conditions specified in Sections 4.01(s) and (t) shall be satisfied on and as of the date first written above.

INTERSECTIONS INC., as Borrower Representative

By:

Name

Title:

Form of Borrowing Request Notice

DB1/ 86436504.5

ANNEX A TO BORROWING REQUEST NOTICE

Funds Flow Memorandum

See attached.

Form of Borrowing Request Notice

DB1/ 86436504.5

EXHIBIT B

FORM OF TERM NOTE

___________, 20___

FOR VALUE RECEIVED, the undersigned (each individually, a “Borrower” and, collectively, the “Borrowers”), hereby jointly and severally promises to pay to _____________________ or its Eligible Assignee(s) (the “Term Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrowers under that certain Credit Agreement, dated as of March 21, 2016 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms used herein but not defined herein having the meaning as therein defined), among the Borrowers, the other Credit Parties party thereto, Crystal Financial LLC as Administrative Agent, Crystal Financial SPV LLC as a Term Lender and each other Term Lender from time to time party thereto.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Term Loan made by the Term Lender from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Term Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand to the Administrative Agent, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term Note is one of the Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Term Note is also entitled to the benefits of the Guarantees and Security Documents and is secured by the Collateral.  Upon the occurrence and during the continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.  The Term Loan made by the Term Lender shall be evidenced by one or more loan accounts or records maintained by the Term Lender in the ordinary course of business.  The Term Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto, each as in accordance with the terms of the Credit Agreement.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

[Remainder of Page Intentionally Left Blank]

Form of Term Note

DB1/ 86436504.5

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401 AND §5-1402)).

BORROWERS:

INTERSECTIONS INC.

By:

      Name:

      Title:

CAPTIRA ANALYTICAL, LLC

By:

     Name:

     Title:

INTERSECTIONS INSURANCE SERVICES LLC

By:

      Name:

      Title:

INTERSECTIONS ENTERPRISES INC.

By:

      Name:

      Title:

Form of Term Note

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INTERSECTIONS HOLDINGS INC.

By:

      Name:

      Title:

I4C INNOVATIONS INC.

By:

      Name:

      Title:

Form of Term Note

DB1/ 86436504.5

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Term Note

DB1/ 86436504.5

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:  ________, ____

To:Crystal Financial LLC, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of March 21, 2016 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), by, among others, (i) Intersections Inc. as borrower representative (in such capacity, the “Borrower Representative”) for itself and the other Borrowers party thereto from time to time, (ii) the other Borrowers party thereto from time to time, (iii) the other Credit Parties party thereto from time to time, (iv) Crystal Financial LLC, as the Administrative Agent, (v) Crystal Financial SPV LLC as an initial term lender and the other lenders party thereto from time to time (collectively, the “Term Lenders”).

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, being the Financial Officer of the Borrower Representative, hereby certifies in such capacity (and not in an individual capacity) that as such he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Credit Parties, and in such capacity (and not in an individual capacity) that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.[The Credit Parties are delivering attached hereto as Exhibit A and as required by Section 6.04(a) of the Credit Agreement for the Fiscal Year ended as of the above date, [______].  The Credit Parties are also delivering attached hereto as Schedule 1 (Minimum Cash Balance), Schedule 2 (Maximum Churn), Schedule 3 (Minimum Consolidated EBITDA), and Schedule 4 (Minimum Consolidated EBITDA), respectively, calculations of the financial covenants set forth in Section 7.12(a) through (d) of the Credit Agreement for the Fiscal Year ended as of the above date.]

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.[The Credit Parties are delivering attached hereto as Exhibit A and as required by Section 6.04(b) of the Credit Agreement for the Fiscal Quarter ended as of the above date, [___].].  The Credit Parties are also delivering attached hereto as Schedule 1 (Minimum Cash Balance), Schedule 2 (Maximum Churn), Schedule 3 (Minimum Consolidated EBITDA), and Schedule 4 (Minimum Consolidated EBITDA), respectively, calculations of the financial covenants set forth in Section 7.12(a) through (d) of the Credit Agreement for the Fiscal Quarter ended as of the above date.]

[Use following paragraph 1 for fiscal month-end financial statements]

Form of Compliance Certificate

DB1/ 86436504.5

1.[The Credit Parties are delivering attached hereto as Exhibit A and as required by Section 6.04(c) of the Credit Agreement for the Fiscal Month ended as of the above date, [___].

2.The undersigned has reviewed and is familiar with the terms of the Credit Agreement and the Loan Documents and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Credit Parties during the accounting period covered by such financial statements.

3.A review of the activities of the Credit Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Credit Parties performed and observed all their Obligations under the Loan Documents, and

[select one:]

[the undersigned has no knowledge of any Default or Event of Default which has occurred and is continuing as of the date hereof.]

--or--

[the undersigned, has knowledge of the following list of Default(s) and /or Event(s) of Default and the nature thereof:]

4.The representations and warranties of the Borrowers contained in Article V of the Credit Agreement and all representations and warranties of any Credit Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (but without any duplication of any materiality qualifications) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (but without any duplication of any materiality qualifications) as of such earlier date.

[use only with year-end and quarter-end compliance certificates]

5.[The financial covenant analyses and information set forth on Schedules 1, 2, 3, and 4 attached hereto are true and accurate on and as of the date of this Certificate.  All the financial covenant calculations set forth on Schedules 1, 2 3, and 4 attached hereto have been made in accordance with the Credit Agreement and are subject to the applicable terms thereof.]

[use only with month-end compliance certificates]

5.[The financial covenant analyses and information set forth on Schedule 1, attached hereto are true and accurate on and as of the date of this Certificate.  All the financial covenant calculations set forth on Schedule 1 attached hereto have been made in accordance with the Credit Agreement and are subject to the applicable terms thereof.]

Form of Compliance Certificate

DB1/ 86436504.5

IN WITNESS WHEREOF, the undersigned has executed this Certificate as
of   ,  20.

INTERSECTIONS INC., as Borrower Representative

By:

      Name:

      Title:

Form of Compliance Certificate

DB1/ 86436504.5

For the Fiscal Month/Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 12
to the Compliance Certificate
($ in 000’s)

I.	Section 7.12(a) – Minimum Cash Balance.
A.	Cash on Hand (lowest balance during prior Fiscal Month/Quarter)$

[(attach supporting documentation)]

B.	Total Outstandings (as of the most recent month-end)$

C. Line I.A. shall not at any time be less than forty percent (40%) of Line I.B.	[3]

Compliance?	Yes/No

[2]	This worksheet is a summary. Please refer to the definitions of and applicable sections of the Credit Agreement.
[3]

For purposes of calculating Cash on Hand and for the avoidance of doubt, the requirement of Section 7.12(a) of the Credit Agreement as to Cash on Hand requires Cash on Hand to be maintained as of the end of each Business Day, however Total Outstanding shall be (x) the amount of Total Outstandings on the last day of the month prior to any relevant time of calculation of the financial covenant required hereby and (y) Total Outstandings at any month end which is also a Fiscal Quarter end date shall be calculated net of any amortization payment made on the last day of such Fiscal Quarter closest to such month end date.

Form of Compliance Certificate

DB1/ 86436504.5

For the Fiscal Quarter/Fiscal Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate

II.	Section 7.12(b) – Maximum Churn.
A.

Number of subscribers who have discontinued the provision of services for Personal Information Services provided under the Bank of America Agreements (“BofA Segment”) as of the first Fiscal Month within the Fiscal Quarter applicable to the Statement Date:[4]

B.	Aggregate total number of all active subscribers for the BofA Segment as of the first day of the first Fiscal Month:

C.	Line II.A. divided by Line II.B. (expressed as a percentage):

D.	Number of subscribers who have discontinued the provision of services for the BofA Segment as of the second Fiscal Month within the Fiscal Quarter applicable to the Statement Date:

E.	Aggregate total number of all active subscribers for the BofA Segment as of the first day of the second Fiscal Month:

F.	Line II.D. divided by Line II.E. (expressed as a percentage):

G.	Number of subscribers who have discontinued the provision of services for the BofA Segment as of the third Fiscal Month within the Fiscal Quarter applicable to the Statement Date:

H.	Aggregate total number of all active subscribers for the BofA Segment as of the first day of the third Fiscal Month:

I.	Line II.G. divided by Line II.H. (expressed as a percentage):

J.	Average of percentages in Lines II.C, F and I:

K.	Permitted percentage as of Statement Date: Line II.J. shall not be more than 1.87%

Compliance?	Yes/No

[4]	Maximum Churn is reported quarterly as an average of monthly churn for the Fiscal Months within such Fiscal Quarter.

Form of Compliance Certificate

DB1/ 86436504.5

For the Fiscal Quarter/Fiscal Year ended ___________________(“Statement Date”)

SCHEDULE 3

III.Section 7.12(c) – Minimum Consolidated EBITDA

A.	Consolidated EBITDA for the Reference Period ending on the above date (“Reference Period”) with respect to Intersections and its Subsidiaries, on a consolidated basis, without duplication:

1.	Consolidated Net Income for the Reference Period:$
2.	Provision for taxes based on income for the Reference Period:$
3.

Non-cash charges (including depreciation and amortization) and non-cash losses in each case, which do not represent a cash item in such period or any future period of the Credit Parties for the Reference Period[5]:$

4.	Non-recurring charges for the Reference Period in an amount not to exceed $200,000 as approved in writing by the Administrative Agent:$

5.	Income tax credits:$

6.	Interest income: $

7.	Any non-cash gains that have been added in determining Consolidated Net Income:$___________
B.Consolidated EBITDA (Lines III.A1 + III.A2 + III.A3 + III.A4
– III.A5 – III.A6 – II.A7):
$

C.

For the Reference Period ending:Line B. shall be at least:	Line B. shall be at least:
March 31, 2016	$(4,030,000) [6]
June 30, 2016	$(8,650,000)
September 30, 2016	$(13,250,000)
December 31, 2016	$(13,000,000)
March 31, 2017	$(8,500,000)
June 30, 2017	$1,865,000

[5]

Including without limitation non-cash compensation expense and charges incurred in connection with management or employee stock ownership or option plans, in each case approved by the board of directors or equivalent governing body of Intersections and its Subsidiaries.

[6]	Amounts in parenthesis indicate negative amounts.

Form of Compliance Certificate

DB1/ 86436504.5

September 30, 2017	$15,000,000
December 31, 2017	$25,000,000
March 31, 2018 and for each Fiscal Quarter ended thereafter	$30,000,000

Compliance?	Yes/No

Form of Compliance Certificate

DB1/ 86436504.5

For the Fiscal Quarter/Fiscal Year ended ___________________(“Statement Date”)

SCHEDULE 4

IV.Section 7.12(d) – Minimum Core Business Consolidated EBITDA

A.	Core Business Consolidated EBITDA for the Reference Period ending on the above date (“Reference Period”) with respect to the Core Business, on a consolidated basis, without duplication:

1.	Consolidated Net Income for Core Business for the Reference Period:$
2.	Provision for taxes based on income for the Reference Period for Core Business:$
3.

Non-cash charges (including depreciation and amortization) and non-cash losses in each case, which do not represent a cash item in such period or any future period of the Core Business for the Reference Period[7]:$

4.	Non-recurring charges for the Reference Period in an amount not to exceed $200,000 as approved in writing by the Administrative Agent:$

5.	Income tax credits for Core Business:$

6.	Interest income for Core Business: $

7.	Any non-cash gains that have been added in determining Consolidated Net Income for Core Business:$___________
B.Consolidated EBITDA (Lines IV.A1 + IV.A2 + IV.A3 + IV.A4
– IV.A5 – IV.A6 – IV.A7):
$

C.

For the Reference Period ending:	Line B. shall be at least:
March 31, 2016	$1,600,000
June 30, 2016	$3,300,000
September 30, 2016	$5,850,000
December 31, 2016	$10,750,000
March 31, 2017	$12,700,000

[7]

Including without limitation non-cash compensation expense and charges incurred in connection with management or employee stock ownership or option plans, in each case for the Core Business and approved by the board of directors or equivalent governing body of Intersections and its Subsidiaries.

DB1/ 86436504.5

June 30, 2017	$14,700,000
September 30, 2017	$16,600,000
December 31, 2017	$18,275,000
March 31, 2018 and for each Fiscal Quarter ended thereafter	$21,900,000

Compliance?	Yes/No

DB1/ 86436504.5

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]8 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]9 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]10 hereunder are several and not joint.]11  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

Subject to acceptance and recording thereof by the Administrative Agent, for an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Term Loans identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Except as expressly provided in this Assignment and Assumption, each such sale and assignment is without recourse to [the][any] Assignor and without representation or warranty by [the][any] Assignor.

1.Assignor[s]:______________________________

______________________________

[8]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

[9]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

[10]	Select as appropriate.
[11]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Assignment and Assumption

DB1/ 86436504.5

2.Assignee[s]:______________________________

______________________________

[for each Assignee, indicate [Assignee Group][Affiliate][Approved Fund] of [identify Lender(s)]]

3.	Borrowers:Intersections Inc.; Captira Analytical, LLC; Intersections Insurance Services, Inc.; Intersections Enterprises, Inc.; Intersections Holdings, Inc. and i4c Innovations, Inc.
4.	Administrative Agent: Crystal Financial LLC, as the Administrative Agent under the Credit Agreement
5.

Credit Agreement:Credit Agreement, dated as March 21, 2016 among the Borrowers, the other Credit Parties party thereto, Crystal Financial SPV LLC and each other Term Lender from time to time party thereto, and Crystal Financial LLC, as Administrative Agent, as may be amended, amended and restated, restated, supplemented, modified or otherwise in effect from time to time.

6.Assigned Interest:

Assignor[s][12]	Assignee[s][13]	Aggregate Amount of Term Loans for all Term Lenders[14]	Amount of Term Loans Assigned	Percentage Assigned of Term Loans[15]

		$__________	$_________	__________%
		$__________	$_________	__________%
		$__________	$_________	__________%

[7.Trade Date:__________________]16

Effective Date:  __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[12]	List each Assignor, as appropriate.
[13]	List each Assignee, as appropriate.
[14]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[15]	Set forth, to at least 9 decimals, as a percentage of the Term Loans of all Term Lenders thereunder.
[16]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

DB1/ 86436504.5

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:

Title:

Consented to and Accepted:

CRYSTAL FINANCIAL LLC, as
Administrative Agent

By:

Name:

Title:

Form of Assignment and Assumption

DB1/ 86436504.5

[Consented to:]17

INTERSECTIONS INC.,
as Borrower Representative

By:

      Name:

      Title:

[17]

To be added unless: (i) an Event of Default has occurred and is continuing at the time of assignment, or (ii) the assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower Representative shall have deemed to consent to any assignment unless it shall object by written notice to Administrative Agent within five (5) Business Days after having received notice thereof.

Form of Assignment and Assumption

DB1/ 86436504.5

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it has complied with the provisions of Section 9.06(b) of the Credit Agreement and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Term Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Term Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Term Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.04 thereof, as applicable, and such other documents and information as it deems reasonably appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, any other Term Lender, any Credit Party or any Affiliate of the foregoing and based on such documents and information as it has deemed reasonably appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Term Lender, and based on such documents and information as it shall deem reasonably appropriate at the time, continue to make its own credit decisions in

Form of Assignment and Assumption

DB1/ 86436504.5

taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Term Lender.

3. Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

4.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401 and §5-1402)).

Form of Assignment and Assumption

DB1/ 86436504.5

EXHIBIT E

•	FORM OF PREPAYMENT NOTICE
•	Date: ___________, _____
•	To:Crystal Financial LLC, as Administrative Agent
•	Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of March 21, 2016 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), by, among others, (i) Intersections Inc. as borrower representative (in such capacity, the “Borrower Representative”) for itself and the other Borrowers party thereto from time to time, (ii) the other Borrowers party thereto from time to time, (iii) the other Credit Parties party thereto from time to time, (iv) Crystal Financial LLC, as the Administrative Agent, (v) Crystal Financial SPV LLC as an initial term lender and the other lenders party thereto from time to time (collectively, the “Term Lenders”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, on behalf of the Borrowers, hereby requests to voluntarily prepay the Term Loans in accordance with Section 2.02 of the Credit Agreement, which prepayment is permitted in accordance with the terms thereof:

1.On __________  ___,  20___.

2.In the principal amount of $[].

[Signature page follows]

E-1

Form of Prepayment Notice

DB1/ 86436504.5

INTERSECTIONS INC., as Borrower Representative

By:

Name:

Title:

E-2

Form of Prepayment Notice

DB1/ 86436504.5

EXHIBIT F-1

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of March 21, 2016 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), by, among others, (i) Intersections Inc. as borrower representative (in such capacity, the “Borrower Representative”) for itself and the other Borrowers party thereto from time to time, (ii) the other Borrowers party thereto from time to time, (iii) the other Credit Parties party thereto from time to time, (iv) Crystal Financial LLC, as the Administrative Agent, (v) Crystal Financial SPV LLC as an initial term lender and the other lenders party thereto from time to time (collectively, the “Term Lenders”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page Follows]

F-1 - 1

Form of U.S. Tax Compliance Certificate

DB1/ 86436504.5

[Lender]

By:

Name:

Title:

[Address]

Dated:______________________, 20[  ]

F-1 - 2

Form of U.S. Tax Compliance Certificate

DB1/ 86436504.5

EXHIBIT F-2

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of March 21, 2016 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), by, among others, (i) Intersections Inc. as borrower representative (in such capacity, the “Borrower Representative”) for itself and the other Borrowers party thereto from time to time, (ii) the other Borrowers party thereto from time to time, (iii) the other Credit Parties party thereto from time to time, (iv) Crystal Financial LLC, as the Administrative Agent, (v) Crystal Financial SPV LLC as an initial term lender and the other lenders party thereto from time to time (collectively, the “Term Lenders”).Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Term Lender in writing, and (2) the undersigned shall have at all times furnished such Term Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page Follows]

F-2 - 1

Form of U.S. Tax Compliance Certificate

DB1/ 86436504.5

[Participant]

By:

Name:

Title:

[Address]

Dated:______________________, 20[  ]

F-2 - 2

Form of U.S. Tax Compliance Certificate

DB1/ 86436504.5

EXHIBIT F-3

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of March 21, 2016 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), by, among others, (i) Intersections Inc. as borrower representative (in such capacity, the “Borrower Representative”) for itself and the other Borrowers party thereto from time to time, (ii) the other Borrowers party thereto from time to time, (iii) the other Credit Parties party thereto from time to time, (iv) Crystal Financial LLC, as the Administrative Agent, (v) Crystal Financial SPV LLC as an initial term lender and the other lenders party thereto from time to time (collectively, the “Term Lenders”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Term Lender and (2) the undersigned shall have at all times furnished such Term Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page Follows]

F-3 - 1

Form of U.S. Tax Compliance Certificate

DB1/ 86436504.5

[Participant]

By:

Name:

Title:

[Address]

Dated:______________________, 20[  ]

F-3 - 2

Form of U.S. Tax Compliance Certificate

DB1/ 86436504.5

EXHIBIT F-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of March 21, 2016 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), by, among others, (i) Intersections Inc. as borrower representative (in such capacity, the “Borrower Representative”) for itself and the other Borrowers party thereto from time to time, (ii) the other Borrowers party thereto from time to time, (iii) the other Credit Parties party thereto from time to time, (iv) Crystal Financial LLC, as the Administrative Agent, (v) Crystal Financial SPV LLC as an initial term lender and the other lenders party thereto from time to time (collectively, the “Term Lenders”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E  from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page Follows]

DB1/ 85911004.13

[Lender]

By:

Name:

Title:

[Address]

Dated:______________________, 20[  ]

DB1/ 85911004.13